UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NRG ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

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nrg

# 2019

## Annual Meeting of Stockholders & Proxy Statement

2019 Annual Meeting of Stockholders and Proxy Statement

March 13, 2019

Fellow Stockholders:

We are pleased to invite you to attend NRG Energy, Inc.'s Annual Meeting of Stockholders, which will be held at 9 a.m., Central Time, on Thursday, April 25, 2019, at the JW Marriott Downtown, 806 Main Street, Houston, Texas 77002. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

On behalf of everyone at NRG, I thank you for your ongoing interest and investment in NRG Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (toll free).

Sincerely,

LAWRENCE S. COBEN
Chairman of the Board

THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 13, 2019.

NRG Energy, Inc.
804 Carnegie Center, Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When: Thursday, April 25, 2019, 9:00 a.m. Central Time

Where: JW Marriott Downtown, 806 Main Street, Houston, Texas 77002

We are pleased to invite you to join our Board of Directors and senior leadership at the NRG Energy, Inc. 2019 Annual Meeting of Stockholders.

ITEMS OF BUSINESS:
1.
To elect ten directors.

2.
To approve, on a non-binding advisory basis, NRG Energy, Inc.'s executive compensation.

3.
To ratify the appointment of KPMG LLP as NRG Energy, Inc.'s independent registered public accounting firm for the 2019 fiscal year.

4.
To vote on a stockholder proposal regarding disclosure of political expenditures, if properly presented at the meeting.

5.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE:

You are entitled to vote if you were a stockholder of record at the close of business on March 1, 2019.

Voting Information

HOW TO VOTE:

Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions in the card or form.

Via the Internet:

You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 24, 2019.

By phone:

If you live in the United States, you may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 24, 2019, by calling (800) 690-6903 from a touch-tone phone.

By mail:

If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to April 25, 2019, the Annual Meeting date.

In person:

You can vote by a ballot that will be provided to you at the Annual Meeting. However, if you are a beneficial owner of shares held in street name (through a bank, broker or other nominee), you must bring a legal proxy from your bank, broker or other nominee to vote in person.

By Order of the Board of Directors

CHRISTINE A. ZOINO,
 Corporate Secretary

2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Proxy Statement Highlights

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding NRG Energy, Inc.'s 2018 performance, please review NRG Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018.

Roadmap of Voting Matters

Stockholders are being asked to vote on the following matters at the 2019 Annual Meeting of Stockholders:

PROPOSAL	BOARD RECOMMENDATION
Proposal 1. Election of Directors (page 18)

The Board of Directors (Board) and the Governance and Nominating Committee believe that the 10 director nominees possess the necessary qualifications, attributes, skills and experiences to provide advice and counsel to the Company's management and effectively oversee the business and the long-term interests of our stockholders.

FOR each Director nominee

Proposal 2. Approval, on a non-binding advisory basis, of NRG Energy, Inc.'s executive compensation (Say on Pay Proposal) (page 27)

The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis beginning on page 38 and the compensation tables and respective narrative discussion. The Board values stockholders' opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.

FOR

Proposal 3. Ratification of the appointment of KPMG LLP as NRG, Energy, Inc.'s independent registered public accounting firm for the 2019 fiscal year (KPMG LLP Appointment Proposal) (page 28)

The Audit Committee and the Board believe that the retention of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee's selection of KPMG LLP.

FOR

Proposal 4. Stockholder Proposal, if properly presented (Political Expenditures Stockholder Proposal) (page 29)
Stockholder proposal for preparation of a report on political expenditures.	AGAINST

| Proxy Statement Highlights	1

About NRG

NRG is an energy company built on dynamic retail brands with diverse generation assets. NRG brings the power of energy to consumers by producing, selling and delivering electricity and related products and services in major competitive power markets in the U.S. in a manner that delivers value to all of NRG's stakeholders. NRG is perfecting the integrated model by balancing retail load with generation supply within its deregulated markets while evolving to a customer-driven business. The Company sells energy, services, and innovative, sustainable products and services directly to retail customers under the names "NRG" and "Reliant" and other brand names owned by NRG supported by approximately 23,000 MWs of generation as of December 31, 2018. NRG was incorporated as a Delaware corporation on May 29, 1992.

## A POWER MODEL THAT PUTS CUSTOMERS FIRST

FUEL SUPPLY
GENERATION
RETAIL
END-USER
OPERATING PLATFORM
RETAIL
CUSTOMER
GENERATION

### DIVERSITY

Over
**3 Million**
customers

Over
**35**
generating assets
in 9 states

### STABILITY

Fortune
**500**
company

Over
**$10 Billion**
in revenue

### RESPONSIBILITY

**50%**
carbon emissions
reduction by 2030*

**90%**
carbon emissions
reduction by 2050*

### RETAIL LOAD

2018 TWh Sold

67
TOTAL TWh

**38 TWh** TEXAS MASS

**8 THw** NORTHEAST MASS

**20 TWh** TEXAS C&I

**1 TWh** NORTHEAST C&I

### GENERATION CAPACITY

by fuel type — North America Portfolio

23,258
MEGAWATTS

**46%** NATURAL GAS

**34%** COAL

**14%** OIL

**4%** NUCLEAR

**2%** RENEWABLES

**0%** BATTERY STORAGE

### STRENGTH

Over
**4,500**
full-time employees

### COMMITMENT

**$3.1 Million**
donated annually to charities

**16,000**
employee volunteer hours/yearly

### SAFETY

**7 facilities**
with VPP Star rating

*Using 2014 as a baseline

2	Proxy Statement Highlights |

NRG's strategy is to maximize stockholder value through the safe production and sale of reliable power to its customers in the markets served by the Company, while positioning the Company to provide innovative solutions to the end-use energy consumer. This strategy is designed to enable the Company to optimize the integrated model to generate predictable cash flow, significantly strengthen earnings and cost competitiveness, and lower risk and volatility. Sustainability is an integral piece of NRG's strategy and ties directly to business success, reduced risks and brand value.

To effectuate the Company's strategy, NRG is focused on: (i) serving the energy needs of end-use residential, commercial and industrial customers in competitive markets through multiple brands and channels with a variety of retail energy products and services differentiated by innovative features, premium service, sustainability, and loyalty/affinity programs; (ii) deploying innovative and renewable energy solutions for consumers within its retail businesses; (iii) excellence in operating performance of its existing assets including optimal hedging of generation assets and retail load operations; and (iv) engaging in a proactive capital allocation plan within the dictates of prudent balance sheet management.

Corporate Governance Highlights

We are committed to maintaining the highest standards of corporate governance, which promote the long-term interests of our stockholders, strengthen Board and management accountability and help build public trust in the Company. The Governance of the Company section beginning on page 7 describes our corporate governance framework, which includes the following highlights:

• Annual election of directors	• Regular executive sessions of independent directors

• Majority voting for directors	• Risk oversight by full Board and committees

• 10 director nominees of which 9 are independent	• Commitment to sustainability and Board oversight of environmental, social and governance matters

• Adopted proxy access for stockholders to nominate directors	• Anti-hedging and anti-pledging policies

• Independent Audit, Compensation, and Governance and Nominating Committees	• Robust director evaluation process

• Broad skills, experiences and backgrounds and diversity of race, gender and tenure

2018 Stockholder Engagement

Stockholder feedback is important to our Board's decision-making process and has driven recent changes to our governance and compensation practices, including changes to our 2017 compensation program, the adoption of proxy access in 2016, and the disclosure of our political contribution policy. An overview of the topics discussed, feedback received, and actions taken are further described under "2018 Stockholder Engagement" beginning on page 10.

| Proxy Statement Highlights	3

Director Skills, Experience, and Background

As discussed in more detail under "Governance of the Company" beginning on page 7, the Governance and Nominating Committee is responsible for assessing with the Board, on an ongoing basis, the appropriate skills, experience, and background that we seek in Board members in the context of our business and the existing composition of the Board.

This assessment includes numerous factors such as independence; understanding of and experience in the retail and wholesale competitive energy market, customer expertise, finance, and operations; executive leadership; age; and gender and ethnic diversity. The Board also assesses whether a nominee's background, experience, personal characteristics, or skills will advance the Board's goal of creating and sustaining a Board that can support and oversee management's execution of the Company's strategic priorities.

The Board is continually evaluating the need for board refreshment and has been focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the Company in light of the Company's evolving strategy and direction. The Board also aims to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the Board with the ideas and perspectives that can come from adding new members.

Our Director nominees have a balance of tenure, age and diversity, which provides our Board with a complementary mix of experience and perspective. In addition, nine of our ten Director nominees are independent.

See "Board Skills and Experience" on page 12 for a table identifying the primary skills and experience of our Directors, as well as "Proposal No. 1 Election of Directors" on pages 18-23 for the biographies of our Director nominees and a description of the specific skills and viewpoints that each Director brings to bear in his or her service to NRG's Board and Committees.

4	Proxy Statement Highlights |

Summary of Director Nominees

					COMMITTEE MEMBERSHIPS[1]

NAME, PRIMARY OCCUPATION	AGE	DIRECTOR SINCE	INDEPENDENT	OTHER PUBLIC COMPANY BOARDS	A	C	G&N	F	N
Lawrence S. Coben (Chairman of the Board)	60	2003	YES	1					★
Former Chairman and Chief Executive Officer, Tremisis Energy Corporation LLC

E. Spencer Abraham	66	2012	YES	4		★			•
Chairman and Chief Executive Officer, The Abraham Group

Matthew Carter, Jr.	58	2018	YES	1	•		•		•
Chief Executive Officer, Aryaka Networks, Inc.

Heather Cox	48	2018	YES	0		•	•		•
Chief Digital Health and Analytics Officer, Humana Inc.

Terry G. Dallas	68	2012	YES	0				•	•
Former Executive Vice President and Chief Financial Officer, Unocal Corporation

Mauricio Gutierrez	48	2016	NO	0					•
President and Chief Executive Officer, NRG Energy, Inc.

William E. Hantke	71	2006	YES	1	★				•
Former Executive Vice President and Chief Financial Officer, Premcor, Inc.

Paul W. Hobby	58	2006	YES	0				★	•
Managing Partner, Genesis Park, L.P.

Anne C. Schaumburg	69	2005	YES	1	•	•			•
Former Managing Director of Credit Suisse First Boston

Thomas H. Weidemeyer	71	2003	YES	2			★	•	•
Former Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc.

1	★ Chair • Member
A =	Audit Committee	F =	Finance and Risk Management Committee
C =	Compensation Committee	N =	Nuclear Oversight Committee
G&N =	Governance and Nominating Committee
Questions and Answers

Please see the Questions and Answers section beginning on page 62 for important information about the proxy materials, voting and the 2019 Annual Meeting of Stockholders. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or proxy@mackenziepartners.com.

Learn More About Our Company

You can learn more about the Company, view our governance materials and much more by visiting our website, www.nrg.com.

Please also visit our 2019 Annual Meeting of Stockholders website at www.proxyvote.com to easily access the Company's proxy materials or vote through the Internet.

| Proxy Statement Highlights	5

Proxy Statement

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of NRG Energy, Inc. for the 2019 Annual Meeting of Stockholders (Annual Meeting) and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held on Thursday, April 25, 2019, at 9 a.m. Central Time at the JW Marriott Downtown, 806 Main Street, Houston, Texas 77002. In this Proxy Statement, "we," "us," "our," "NRG" and the "Company" refer to NRG Energy, Inc.

You are receiving this Proxy Statement because you own shares of our common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be held on Thursday, April 25, 2019

Each of the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (Annual Report on Form 10-K) is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 804 Carnegie Center, Princeton, New Jersey 08540.

6	Proxy Statement |

Governance of the Company

Corporate Governance Guidelines and Charters

The Board has adopted Corporate Governance Guidelines (Guidelines) that, along with the Amended and Restated Certificate of Incorporation, the Fourth Amended and Restated Bylaws (Bylaws) and the charters of the committees of the Board (Committees), provide the framework for the governance of the Company. The Board's Governance and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Governance section of the Company's investor relations website at http://investors.nrg.com, along with the charters of all of the Committees and the Company's Code of Conduct. The Guidelines, the charters of all of the Committees and the Code of Conduct are also available in print to any stockholder upon request. Stockholders who desire to receive such items in print may request them from the Company's Corporate Secretary by writing to NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.

Director Independence

Under the Guidelines and the New York Stock Exchange (NYSE) listing standards, a majority of the Board must be composed of independent directors. The Board determines the independence of our directors by applying the independence principles and standards established by the NYSE. These provide that a director is independent only if the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company, which may include commercial, industrial, consulting, legal, accounting, charitable, familial and other business, professional and personal relationships.

The Board conducts a review of the independence of the Company's directors on an annual basis. In its most recent review, the Board considered, among other things:

•
Any employment relationships between the Company and its directors (other than Mauricio Gutierrez) or their immediate family members;
•
Any affiliations of the Company's directors or their immediate family members with the Company's independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors;
•
Any transactions that would require disclosure as a related person transaction or that qualify for review under our related person transactions policy;

•
Any transactions made in the ordinary course of business with a company in which a director serves on the board or as a member of the executive management team; and

•
Any transactions involving payments made by the Company to educational institutions.

In addition, because the Company provides retail electricity services through certain of its subsidiaries, the Board also considered instances where certain of our directors either received electricity services from the Company or serve as directors of businesses that received electricity services from the Company.

The Board has determined that all of the Company's directors are independent under the Guidelines and the NYSE listing standards, with the exception of Mauricio Gutierrez, our President and Chief Executive Officer.

Each of the Audit, Compensation, and Governance and Nominating Committees is made up solely of independent directors. In accordance with the Guidelines and NYSE listing standards, all members of the Audit and Compensation Committees meet additional independence standards applicable to audit and compensation committee members, respectively.

| Governance of the Company	7

Board Structure and Leadership

• Chairman of the Board: Lawrence S. Coben	• Majority voting for directors

• Number of directors: 10	• Separate Chairman and Chief Executive Officer (CEO)

• Number of regular meetings in 2018: 5	• Regular executive sessions of independent directors

• Number of special meetings in 2018: 4	• Each Committee led by an independent director

• Annual election of directors	• Active engagement by all directors

All directors stand for election annually. Each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

As of the 2018 Annual Meeting of Stockholders, there were 11 members of the Board. During the 2018 fiscal year, no director attended less than 75% of the total number of Board meetings and meetings of the Committees on which he or she served.

The Guidelines provide that non-executive directors meet in executive session regularly following Board meetings. The Company's Non-Executive Chairman, Mr. Coben, presides at these sessions. Also, pursuant to the Company's Bylaws, Mr. Coben has been designated as an "alternate member" of all Committees to replace any absent or disqualified members of a Committee.

Directors are encouraged to attend the annual meetings of stockholders. All of the directors attended the 2018 Annual Meeting of Stockholders.

Our CEO, Mr. Gutierrez, and Chairman, Mr. Coben, work closely together in complementary roles. Mr. Gutierrez focuses on the day-to-day operations of the Company and establishes the Company's strategic plan. Mr. Coben leads the Board's responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and overseeing succession planning, most notably at the CEO level, and he presides over the Board and its Committees as they perform their broad and varied oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company at this time.

Since December 2003, NRG's governance structure has been led by a separate CEO and Chairman of the Board. Irrespective of the Company's current practice, the Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles. As stated in the Guidelines, the Board believes that it is in the best interest of the Company for the Board to make a determination regarding separation of the roles of Chairman and CEO based upon the present circumstances.

Governance Practices

The Board has taken a proactive approach in applying leading governance practices, which is evidenced by the Board's recommendation, and our stockholders' subsequent approval, of the majority voting standard for the election of directors at the 2009 Annual Meeting of Stockholders, the declassification of our Board at the 2012 Annual Meeting of Stockholders and the adoption of proxy access following the 2016 Annual Meeting of Stockholders. Furthermore, as described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:

•
Executive and director stock ownership guidelines to align interests with our stockholders;

•
Ongoing succession planning for the CEO and other senior management;

•
Annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

•
Director orientation and continuing education program, including Company site visits and information sessions with Company management;

•
Access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate; and

•
Active engagement with our stockholders regarding governance practices and other matters.
Proxy Access

Following our 2016 Annual Meeting of Stockholders at which a non-binding proxy access stockholder proposal received the affirmative vote of majority of shares present, we engaged with the stockholder who submitted the proposal. Our Board determined that the best course of action for the Company and our stockholders was to amend our Bylaws to include proxy access. In December 2016, our Board adopted amendments to our Bylaws to implement proxy access. Under the proxy access provisions in our Bylaws, a stockholder (or group of up to 20 stockholders) continuously owning at least 3% of our outstanding common stock for a period of at least three years prior to the date of the nomination may nominate and include in our proxy materials for the following annual meeting director nominees constituting up to 20% of the Board. To do so, the stockholder must submit the information required by Article II, Section 15 of our Bylaws to the Company's Corporate Secretary as described further under "Director Nominees for Inclusion in the Proxy Materials for the 2020 Annual Meeting of Stockholders (Proxy Access)."

8	Governance of the Company |

Risk Oversight
•
The Board has responsibility for overall risk oversight of the Company.

•
Board Committees, especially the Finance and Risk Management Committee, play an important role.

•
Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk appetite for the Company.

•
To define the Company's risk appetite, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, acquisitions and divestitures, and capital allocation plan.

The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management, including the Enterprise Risk Management team, which is further described below, and through the Committees of the Board. Several Committees of the Board have responsibilities for addressing risk, however, the Board primarily conducts this oversight function through the Finance and Risk Management Committee. The Finance and Risk Management Committee is responsible for company-wide enterprise risk management. The Company's Financial Risk Management Committee, a committee comprised of senior management and key personnel in and around the finance, commercial operations and risk functions, reports to the Board's Finance and Risk Management Committee on a regular basis.

The table below summarizes the significant role the various Board Committees play in carrying out the risk oversight function.

COMMITTEE	RISK OVERSIGHT FOCUS AREA
Audit Committee	Reviews and evaluates our policies with respect to risk assessment and risk management.

Oversees financial risks, which includes reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of our Securities and Exchange Commission (SEC) reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from the Company's independent auditor, our internal auditor and our corporate compliance officer.

COMMITTEE	RISK OVERSIGHT FOCUS AREA
Compensation Committee	Oversees risks related to our compensation policies and practices, with input from management and the Compensation Committee's independent outside compensation consultant, Pay Governance LLC (Pay Governance). For more information on the compensation committee's role with respect to oversight of risks related to compensation policies, see "Compensation Discussion and Analysis—Oversight of Risks Related to Compensation Policies", beginning on page 47.

Finance and Risk Management Committee	Oversees risks related to our capital structure, liquidity, financings and other capital markets transactions as well as risks related to our trading of fuel, transportation, energy and related products and services, regulatory compliance, and information technology systems and cybersecurity matters and the Company's management of the risks associated with such activities.

Governance and Nominating Committee	Oversees our strategies and efforts to manage our environmental, economic and social impacts, including our environmental, climate change, sustainability and political expenditure policies and programs.

Nuclear Oversight Committee	Oversees risks related to our ownership and operation, directly or indirectly, of interests in nuclear power plant facilities.

The Chairs of each of the Committees regularly report to the Board on all matters reviewed by their respective Committees, thereby providing the Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to the Committees are routinely presented to the full Board to ensure proper oversight.

| Governance of the Company	9

2018 Stockholder Engagement

Stockholder feedback is important to our Board's decision-making process and has driven recent changes to our governance and compensation practices, including changes to our 2017 compensation program, the adoption of proxy access in 2016, and the disclosure of our political contribution policy.

In early 2018, we initiated a broad stockholder outreach program to discuss NRG's long-term strategy and sustainability goals, as well as to review and seek feedback on our sustainability, governance, and compensation practices. We reached out to and had discussions with stockholders representing approximately 37% of our shares outstanding. In addition, during 2018, one or more members of management were involved in more than 50 in-person and telephonic meetings with investors representing more than 31% of shares outstanding. Based on the common themes we heard throughout 2018, boardroom discussion and action included the following:

FOCUS AREAS	KEY DISCUSSION TOPICS	ACTIONS TAKEN
Strategy	• Appreciated learning more about the Company's transformation plan and its alignment with long-term shareholder value; and some sought to better understand the Company's capital allocation priorities	• See pages 2-3 for a further discussion of the Company's strategy and alignment with long-term shareholder value

Sustainability

•

Recognized NRG's position as a leader on sustainability issues and related disclosure initiatives and appreciated that NRG's sustainability priorities have remained consistent following the implementation of the transformation plan

• See page 17 for insights into sustainability commitments and undertakings
	• Wanted to better understand how our Board oversees environmental, social and governance matters	• See pages 14-15 for additional information on the Board's oversight of environmental, social and governance matters

Governance	• Some investors expressed an interest in disclosure regarding how our Board's skills align with the Company's business strategy	• See pages 4 and 12 for additional information on Board skills
	• Discussed how diversity is considered in the Board refreshment process	• See pages 4-5 and 13 for additional information on the composition of the Board and its commitment to board refreshment and diversity
	• Requested an understanding of the process undertaken by the Board in the context of Board evaluations	• See page 10 for additional disclosure on the director evaluation process

Compensation	• Appreciation for our responsiveness to stockholder feedback including the adoption of relative total stockholder return-based long-term incentives with above-median target	• See pages 38-58 for a discussion of the Company's executive compensation program

Board of Director Annual Performance Evaluation Process

The Board conducts its annual performance evaluation using an open-ended question and answer format in a survey generated by the Corporate Secretary on the Board's web portal. All directors are required to assess the actions taken by the Board during the past year and suggest changes or improvements for each Committee and the Board. The questions give each director an anonymous opportunity to provide candid observations and affirmative feedback to their peers and management. The Governance and Nominating Committee oversees the evaluation process.

Responses from all directors are combined to create an anonymous summary. The summary is used to promote open dialogue during the executive sessions of the February Board and Committee meetings. One-on-one director meetings are also conducted by the Chair of the Governance and Nominating Committee to discuss the results.

The Board believes this process evokes meaningful feedback. The process highlights the Board's commitment to continuous self-improvement by identifying those issues that sometimes require honest and difficult conversations and supports the Board's nomination and refreshment practices.

Following the 2018 annual director evaluation process, the Board continued its refreshment process with the retirement of three directors and the addition of two new directors that allowed the Board to strength its customer-focus expertise.

10	Governance of the Company |

Director Nominee Selection Process

The Governance and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Guidelines. These criteria include an individual's business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. The Governance and Nominating Committee and the Board consider the Company's strategy and the particular skills, experiences and other qualifications that should be represented on the Board as a whole in light of the Company's strategic direction. Listed below are summaries of specific qualifications that the Governance and Nominating Committee and the Board believe should be represented on the Board among other qualifications that a Director may bring.

The Governance and Nominating Committee's process for identifying and evaluating director nominees includes consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.

As further described under "Stockholder Recommendations for Director Candidates" on page 68, the Governance and Nominating Committee also considers director candidates recommended by stockholders.

| Governance of the Company	11

Board Skills and Experience

Our Directors represent a diverse mix of skills, experiences and viewpoints that are relevant to our Company and facilitate effective oversight. To illustrate the complementary nature each Director's skills and experience, the table below only identifies five primary skills and experiences that each Director brings to the Board. It does not include all of the skills, experiences, qualifications, and diversity that each Director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a Director does not possess that skills. We believe identifying five primary skills and experiences is a more meaningful presentation of the complementary contributions and value that each Director brings to their service on the Board and to the Company's stockholders. See "Proposal No. 1 Election of Directors" for the biographies of our Director nominees and a description of the skills and viewpoints that each Director brings to bear in his or her service to NRG's Board and Committees.

12	Governance of the Company |

Board Diversity

The Board is committed to maintaining a diverse and inclusive Board. Of our ten directors, four (40%) are diverse, including two women. Our Corporate Governance Guidelines specify that the Governance and Nominating Committee must seek to maintain occupational and personal diversity of the Board. In its recruitment process, the Governance and Nominating Committee and the Board seek to reflect gender and racial/ethnic diversity in the pool of director candidates. Diversity also goes beyond race and gender, and includes diversity of viewpoints and tenure. The differences in experience and expertise allow the Board to hear various perspectives from its members, leading to better outcomes and a robust decision making process.

Board Committees

The Board has the following five standing Committees: Audit, Compensation, Governance and Nominating, Finance and Risk Management and Nuclear Oversight. During 2018, the Board determined that the Nuclear Oversight Subcommittee was no longer necessary and disbanded the Committee.

The membership and the functions of each Committee are described below. Each of the Committees has adopted a charter that describes each such Committee's roles and responsibilities. The charters of all of the Committees are available on the Governance section of the Company's investor relations website at http://investors.nrg.com.

AUDIT COMMITTEE
•
Members:  William E. Hantke (Chair), Matthew Carter, Jr. and Anne C. Schaumburg

•
Number of meetings in 2018:  4

•
Audit Committee Financial Experts:  William E. Hantke and Anne C. Schaumburg

•
Primary Responsibilities:  appoints, retains, oversees, evaluates, and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations

•
Independence:  all members

The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company's financial statements, the qualifications, independence, and performance of the Company's independent auditors, the performance of the Company's internal audit function, the Company's compliance with legal and regulatory requirements, and effectiveness of the Company's legal and regulatory compliance functions. Among other things, the Audit Committee:

•
appoints, retains, oversees, evaluates, and compensates the independent auditors;

•
reviews the annual audited and quarterly consolidated financial statements;

•
reviews major issues regarding accounting principles and financial statement presentations;

•
reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

•
reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted nonaudit services provided by the independent auditors;

•
considers the adequacy and effectiveness of the Company's internal control and reporting system;

•
with the advice and assistance of the Finance and Risk Management Committee, reviews in a general manner the processes by which the Company assesses and manages risk, provided, however, the Audit Committee is not required to duplicate the work of the Finance and Risk Management Committee;

•
reviews periodically the Company's tax policies and any pending audits or assessments;

•
reports regularly to the Board regarding its activities and prepares and publishes required annual Audit Committee reports;

•
establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

•
oversees the internal audit and corporate compliance functions; and

•
annually evaluates the performance of the Audit Committee and the adequacy of its charter.

COMPENSATION COMMITTEE
•
Members:  E. Spencer Abraham (Chair), Heather Cox and Anne C. Schaumburg

•
Number of meetings in 2018:  4

•
Primary Responsibilities:  oversees the Company's overall compensation structure, policies, and programs

•
Independence:  all members

The Compensation Committee oversees the Company's overall compensation structure, policies, and programs. Among other things, the Compensation Committee:

•
reviews and recommends to the Board annual and long-term goals and objectives relevant to the compensation of the President and CEO, evaluates the performance of the President and CEO in light of those goals and objectives, and either as a committee with the

| Governance of the Company	13

  Chairman of the Board or together with the other independent directors, determines and approves the President and CEO's compensation;

•
reports to the Board its review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer (CFO), the Executive Vice Presidents and any other officer designated by the Board, the evaluation of those officers' performance in light of those goals and objectives, the determination and approval of compensation levels based on such evaluations and the review and approval of employment arrangements, severance arrangements and benefits plans;

•
reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

•
reviews and approves stock incentive awards for executive officers other than the President and CEO;

•
makes recommendations regarding, and monitors compliance by officers and directors with, the Company's stock ownership guidelines;

•
reviews and recommends to the Board the compensation of directors for service on the Board and its committees;

•
oversees the evaluation of management and annually reviews the Company's senior management succession plans;

•
reviews and approves employment agreements and severance arrangements, benefit plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than the President and CEO;

•
reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the Company's proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company's proxy statement or annual report on Form 10-K, as applicable;

•
evaluates any conflicts of interest and the independence of any outside advisors engaged by the Compensation Committee;

•
reviews and oversees the Company's overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company's compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

•
annually evaluates the performance of the Compensation Committee and the adequacy of its charter; and

•
performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee shall consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

The Compensation Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant's fees and other retention terms.

Pay Governance, the Compensation Committee's independent compensation consultant for fiscal year 2018, assisted with executive pay decisions and worked with the Compensation Committee to formulate the design of the executive compensation program for 2018. For 2018, Pay Governance billed the Company approximately $146,000 for compensation consultation services.

GOVERNANCE AND NOMINATING COMMITTEE
•
Members:  Thomas H. Weidemeyer (Chair), Matthew Carter, Jr. and Heather Cox

•
Number of meetings in 2018:  3

•
Primary Responsibilities:  Recommends director candidates and provides guidance on governance related matters

•
Independence:  all members

The Governance and Nominating Committee recommends director candidates to the Board for election at the Annual Meeting of Stockholders, periodically reviews the Guidelines and recommends changes to the Board, and provides guidance to the Board with respect to governance related matters. Among other things, the Governance and Nominating Committee:

•
identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

•
establishes and reviews procedures for the consideration of Board candidates recommended by the Company's stockholders;

•
makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees;

14	Governance of the Company |

•
reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

•
reviews and recommends to the Board retirement and other tenure policies for directors;

•
reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act);

•
reviews and reports to the Board regarding potential conflicts of interests of directors;

•
recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•
oversees the Company's strategies and efforts to manage its environmental, economic and social impacts, including, but not limited to, the Company's environmental, climate change and sustainability policies and programs;

•
oversees the evaluation of the Board, each of its committees and management;

•
monitors directorships in other public companies held by directors and senior officers of the Company;

•
annually evaluates the performance of the Governance and Nominating Committee and the appropriateness of its charter;

•
reviews the Company's political contribution policy and the Company's memberships in trade associations or other business associations that engage in lobbying activities or make independent expenditures relating to political campaigns or initiatives;

•
reviews the Company's charitable giving policy;

•
oversees the orientation process for new director programs for the continuing education of directors; and

•
performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

FINANCE AND RISK MANAGEMENT COMMITTEE
•
Members:  Paul W. Hobby (Chair), Thomas H. Weidemeyer and Terry G. Dallas

•
Number of meetings in 2018:  7

•
Primary Responsibilities:  Oversight of trading, power marketing and risk management issues

•
Independence:  all members

The Finance and Risk Management Committee assists the Board in fulfilling its responsibilities with respect to the oversight of trading, power marketing and risk management issues at the Company, and reviews and approves certain financial transactions. Among other things, the Finance and Risk Management Committee:

•
reviews, reports and makes recommendations to the Board on management recommendations or proposals regarding the Company's and its subsidiaries' (a) capital structure, (b) liquidity, (c) need for credit or debt or equity financing, (d) amounts, timing and sources of capital market transactions, and (e) financial hedging and derivative activities;

•
reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of transactions relating to debt or equity financings, financial hedging and derivatives activities, and other similar financial activities, in each case which have been reviewed and approved by the Board;

•
reviews and approves, or authorizes officers to approve, repurchases, early redemption or other similar actions with respect to the Company's securities;

•
reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of financing transactions related to mergers, acquisitions, tender offers, and reorganizations which have been reviewed and approved by the Board;

•
reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of securities offerings which have been reviewed and approved by the Board;

•
approves determinations of the fair market value of assets and investments of the Company for purposes of the Company's note indentures, senior secured credit agreement or other similar financing documents where fair market value is required to be determined by the Board or by a Committee of the Board;

•
reviews with management, on a periodic basis, contributions to employee benefit retirement plans of the Company, investment performance, funding, asset allocation policies and other similar performance measures of the employee benefit retirement plans of the Company;

•
oversees the Company's policies and procedures established by management to assess, monitor, manage and control the Company's material risk exposures, including operational, business, financial and commodity market (including marketing and trading of fuel, transportation, energy and related products and services, and hedging of generation portfolio obligations), strategic, credit, liquidity and reputational risks;

•
oversees matters related to the security of and risks related to information technology systems and procedures, including the Company's cybersecurity program and cyber-related risks;

•
advises and assists the Audit Committee in its review of the processes by which management and the Committee assess the Company's exposure to risk;

| Governance of the Company	15

•
approves as appropriate, the Company's power marketing and trading transactions, limits, policies, practices and procedures, and counterparty credit limit and policies, and approves exceptions to policies, as necessary;

•
annually evaluates the performance of the Finance and Risk Management Committee and the appropriateness of its charter;

•
reviews and approves transactions exceeding the CEO's individual authority limits under the Company's risk management policies; and

•
performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

NUCLEAR OVERSIGHT COMMITTEE
•
Committee Members:  Lawrence S. Coben (Chair) and all other Board members

•
Number of Committee meetings in 2018:  1

•
Primary Responsibilities:  Oversight of the Company's ownership and operation in nuclear power plant facilities

•
Committee Independence:  nine out of ten members are independent

The Nuclear Oversight Committee consists of all of the members of the Board, all of whom are citizens of the United States and meet the requirements of applicable law to serve on the Committee, a majority of which are independent as defined under the listing standards of the NYSE and as affirmatively determined by the Board.

16	Governance of the Company |

Sustainability at NRG

NRG has a broad sustainability strategy aimed at embedding sustainability into the culture and fabric of the organization and ensuring that sustainability becomes a core function that touches all aspects of our business. To help create a sustainable energy future, we prioritize our work into five key pillars: (i) sustainable business, (ii) sustainable consumers, (iii) sustainable suppliers, (iv) sustainable operations, and (v) sustainable workplace.

Sustainable Business	Sustainability is an integral piece of NRG's corporate strategy and ties directly to business success, reduced risks and brand value. The Sustainable Business pillar guides our company in the foundational pieces of strong sustainability leadership including governance, transparency, sustainability reporting and stakeholder engagement.

Sustainable Customers	A key aspect of our sustainability strategy is providing sustainable solutions for our customers and helping to lead in the transition to a more sustainable future. Our goals are to continue to provide more clean energy choices and help reduce the overall environmental impacts associated with the energy use of our customers.

Sustainable Suppliers	It is also important for companies to address sustainability in their entire value chain. NRG has established ambitious goals and started to put systems in place to measure and ultimately reduce the impacts in our supply chain. NRG is one of the first companies in the energy sector to include supply chain in its sustainability commitments.

Sustainable Operations	NRG is committed to reducing impacts across all of the Company's operations and generation assets. Our commitment to sustainable operations includes strong goals in reducing greenhouse gas emissions, water use and increasing recycling rates of coal combustion residuals across all facilities.

Sustainable Workplace	The key to NRG's success in working towards and achieving our sustainability goals across the value chain is having a strong, healthy and engaged workforce to lead our organization. Our commitment to a sustainable workforce at NRG includes a focus on worker safety, health and wellness, equity, diversity and employee engagement, as well as environmentally-conscious workplaces.

Our sustainability efforts closely align with our business lines and are organized with cross-functional engagement and strong governance. Each pillar comprises business activities that create value for NRG and its stakeholders. We are committed to positively affecting our communities and reducing the environmental footprint of our fleet while ensuring long-term competitiveness. That includes providing sustainable energy solutions to businesses and residential customers, retrofitting existing plants with environmental controls, executing coal-to-gas conversions and evaluating carbon capture technologies. Most importantly, we maintain an unwavering commitment to safety and reliability.

Communication with Directors

Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

| Governance of the Company	17

PROPOSALS TO BE VOTED ON
Proposal No. 1
Election of Directors

The Board of Directors is comprised of 10 members, each of whom will stand for election at the Annual Meeting. Each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal. Each of the nominees for director named in this Proxy Statement have been recommended and nominated by the Governance and Nominating Committee.

The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees to the Board listed below. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each director includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the director nominees has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.

E. SPENCER ABRAHAM

AGE: 66 BOARD COMMITTEES: • COMPENSATION (CHAIR) • NUCLEAR OVERSIGHT

Secretary Abraham has been a director of NRG since December 2012. Previously, he served as a director of GenOn Energy, Inc. from January 2012 to December 2012. He is Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. which he founded in 2005. Prior to that, Secretary Abraham served as Secretary of Energy under President George W. Bush from 2001 through January 2005 and was a U.S. Senator for the State of Michigan from 1995 to 2001. Secretary Abraham serves on the boards of the following public companies: Occidental Petroleum Corporation, PBF Energy, Two Harbors Investment Corp. and Uranium Energy Corp. He also serves on the board of C3 IoT, a private company. Secretary Abraham previously served as the non-executive chairman of AREVA, Inc., the U.S. subsidiary of the French-owned nuclear company, and as a director of Deepwater Wind LLC, International Battery, Green Rock Energy, ICx Technologies, PetroTiger and Sindicatum Sustainable Resources. He also previously served on the advisory board or committees of Midas Medici (Utilipoint), Millennium Private Equity, Sunovia and Wetherly Capital. Secretary Abraham joined Blank Rome Government Relations LLC as a Principal on or about May 9, 2016.

Secretary Abraham's nearly two decades at the highest levels of domestic and international policy and politics give him the experience necessary to provide a significant contribution to the Board. As a former U.S. Senator and former U.S. Secretary of Energy who directed key aspects of the country's energy strategy, Secretary Abraham provides the Board unique insight into public policy and regulatory-related issues. Secretary Abraham serves on the board of trustees of California Institute of Technology and Churchill Centre, a non-profit. Secretary Abraham also serves as a committee member of Bretton Woods, a non-profit.

18	Proposal No. 1 Election of Directors |

MATTHEW CARTER, JR.

AGE: 58 BOARD COMMITTEES: • AUDIT • GOVERNANCE AND NOMINATING • NUCLEAR OVERSIGHT

Mr. Carter has been a director of NRG since March 2018. Mr. Carter was appointed as the Chief Executive Officer of Aryaka Networks, Inc. in September, 2018. Prior to this, Mr. Carter served as President and Chief Executive Officer and a director of Inteliquent, Inc., a publicly traded provider of voice telecommunications services, from June 2015 until February 2017 when Inteliquent, Inc. was acquired. He served as President of the Sprint Enterprise Solutions business unit of Sprint Corporation, a publicly traded telecommunications company, from September 2013 until January 2015 and, previous to that position, served as President, Sprint Global Wholesale & Emerging Solutions at Sprint Nextel Corporation. Mr. Carter also serves as a director of Jones Lang Lasalle Incorporated, a publicly traded investment management and professional services company, and is currently a member of the Audit Committee. He previously served as a director of USG Corporation from 2012 to 2018, Apollo Education Group, Inc. from 2012 to 2017 and Inteliquent, Inc. from June 2015 to February 2017 and has significant marketing, technology and international experience, including previous management oversight for all of Inteliquent, Inc.'s operations.

Mr. Carter's experience as a chief executive officer brings valuable management expertise and significant operational, marketing and technology experience to the Board.

LAWRENCE S. COBEN

AGE: 60 BOARD COMMITTEES: • CHAIRMAN OF THE BOARD • NUCLEAR OVERSIGHT (CHAIR)

Dr. Coben has served as Chairman of the Board since February 2017, and has been a director of NRG since December 2003. He was Chairman and Chief Executive Officer of Tremisis Energy Corporation LLC from 2003-2017. Dr. Coben was Chairman and Chief Executive Officer of both Tremisis Energy Acquisition Corporation II, a publicly held company, from July 2007 through March 2009 and of Tremisis Energy Acquisition Corporation from May 2004 to May 2006. From January 2001 to January 2004, he was a Senior Principal of Sunrise Capital Partners L.P., a private equity firm. From 1997 to January 2001, Dr. Coben was an independent consultant. From 1994 to 1996, Dr. Coben was Chief Executive Officer of Bolivian Power Company. Dr. Coben serves on the board of Freshpet, Inc. and served on the advisory board of Morgan Stanley Infrastructure II, L.P. from September 2014 through December 2016. Dr. Coben is also Executive Director of the Sustainable Preservation Initiative and a Consulting Scholar at the University of Pennsylvania Museum of Archaeology and Anthropology.

Dr. Coben's experience as a chief executive officer and investor in the energy industry brings a valuable cross section of skills to the Board. Dr. Coben brings to the Board significant managerial, strategic, and financial expertise, particularly as it relates to Company financings, transactions and development initiatives.

| Proposal No. 1 Election of Directors	19

HEATHER COX

AGE: 48 BOARD COMMITTEES: • COMPENSATION • GOVERNANCE AND NOMINATING • NUCLEAR OVERSIGHT

Ms. Cox has been a director of NRG since March 2018. Ms. Cox became Chief Digital Health and Analytics Officer at Humana Inc. in August 2018. Previously, Ms. Cox was Executive Vice President, Chief Technology & Digital Officer of United Services Automobile Association, Inc. from October 2016 to March 2018. Ms. Cox served as Chief Executive Officer, Financial Technology Division and Head of Citi FinTech of Citigroup, Inc. from November 2015 to September 2016, and as Chief Client Experience, Digital and Marketing Officer, Global Consumer Bank of Citigroup, Inc. from April 2014 to November 2015. Prior to that, Ms. Cox served at Capital One Financial Corporation for six years, most recently as Executive Vice President, US Card Operations, Capital One from August 2011 to August 2014. Ms. Cox also served in various managerial and executive roles at E*Trade Bank for ten years.

Ms. Cox is able to provide the Board with significant insight based on her digital transformation, innovation, technology, operations and customer service experience.

TERRY G. DALLAS

AGE: 68 BOARD COMMITTEES: • FINANCE AND RISK MANAGEMENT • NUCLEAR OVERSIGHT

Mr. Dallas has been a director of NRG since December 2012. Previously, he served as a director of GenOn Energy, Inc. from December 2010 to December 2012. Mr. Dallas served as a director of Mirant Corporation from 2006 until December 2010. Mr. Dallas was also the former Executive Vice President and Chief Financial Officer of Unocal Corporation, an oil and gas exploration and production company prior to its merger with Chevron Corporation, from 2000 to 2005. Prior to that, Mr. Dallas held various executive finance positions in his 21-year career with Atlantic Richfield Corporation, an oil and gas company with major operations in the United States, Latin America, Asia, Europe and the Middle East.

Mr. Dallas is an "audit committee financial expert" as defined by the SEC rules. Mr. Dallas' experience as chief financial officer of a petroleum company provides the Board a perspective of someone with direct responsibility for financial and accounting issues as well as an understanding of issues involving fossil fuels and a cyclical commodity-based industry with long-lived capital intensive investments. In addition, Mr. Dallas' service on the boards of GenOn Energy, Inc. and Mirant Corporation enable him to contribute additional perspectives from the energy industry.

20	Proposal No. 1 Election of Directors |

MAURICIO GUTIERREZ

AGE: 48 BOARD COMMITTEES: • NUCLEAR OVERSIGHT

Mr. Gutierrez has served as President and CEO of NRG since December 2015 and as a director of NRG since January 2016. Prior to December 2015, Mr. Gutierrez was the Executive Vice President and Chief Operating Officer of NRG from July 2010 to December 2015. Mr. Gutierrez also served as the Interim President and Chief Executive Officer of Clearway Energy, Inc. (Clearway) (formerly NRG Yield,  Inc.) from December 2015 to May 2016 and Executive Vice President and Chief Operating Officer of Clearway from December 2012 to December 2015. Mr. Gutierrez also served on the board of Clearway through August 2018. Mr. Gutierrez has been with NRG since August 2004 and served in multiple executive positions within NRG including Executive Vice President—Commercial Operations from January 2009 to July 2010 and Senior Vice President—Commercial Operations from March 2008 to January 2009. Prior to joining NRG in August 2004, Mr. Gutierrez held various commercial positions within Dynegy, Inc.

Mr. Gutierrez's knowledge of the Company's assets, operations and businesses bring important experience and skills to our Board. As CEO of the Company, Mr. Gutierrez also provides our Board with management's perspective regarding the Company's day-to-day operations and overall strategic plan. His extensive energy industry and leadership experience enables Mr. Gutierrez to provide essential guidance to our Board.

WILLIAM E. HANTKE

AGE: 71 BOARD COMMITTEES: • AUDIT (CHAIR) • NUCLEAR OVERSIGHT

Mr. Hantke has been a director of NRG since March 2006. Mr. Hantke served as Executive Vice President and Chief Financial Officer of Premcor, Inc., a refining company, from February 2002 until December 2005. Mr. Hantke was Corporate Vice President of Development of Tosco Corporation, a refining and marketing company, from September 1999 until September 2001, and he also served as Corporate Controller from December 1993 until September 1999. Prior to that position, he was employed by Coopers & Lybrand as Senior Manager, Mergers and Acquisitions from 1989 until 1990. He also held various positions from 1975 until 1988 with AMAX,  Inc., including Corporate Vice President, Operations Analysis and Senior Vice President, Finance and Administration, Metals and Mining. He was employed by Arthur Young from 1970 to 1975 as Staff/Senior Accountant. Mr. Hantke was Non-Executive Chairman of Process Energy Solutions, a private alternative energy company until March 31, 2008 and served as director and Vice-Chairman of NTR Acquisition Co., an oil refining start-up, until January 2009. Mr. Hantke has served on the board of PBF Energy Inc. since February 2016 and is currently a member of its Board's Audit Committee.

Mr. Hantke joined the Board following the Company's acquisition of Texas Genco, LLC, in which he served on the board of directors, and as a result brings historical and present context to the Company's ongoing business endeavors in the Texas region. Furthermore, Mr. Hantke's extensive experience in executive management positions in the independent refining industry, considered by many to be a similar industry to the Independent Power Production (IPP) sector, and as a director of public and nonpublic boards enables him to provide the Board significant managerial, strategic, and financial oversight. As a result, his fellow directors have elected him as Chair of the Company's Audit Committee. Mr. Hantke is an "audit committee financial expert" as defined by the SEC rules.

| Proposal No. 1 Election of Directors	21

PAUL W. HOBBY

AGE: 58 BOARD COMMITTEES: • FINANCE AND RISK MANAGEMENT (CHAIR) • NUCLEAR OVERSIGHT

Mr. Hobby has been a director of NRG since March 2006. Mr. Hobby is the Managing Partner of Genesis Park, L.P., a Houston-based private equity business specializing in technology and communications investments which he founded in 1999. Mr. Hobby routinely provides management and governance services to Genesis Park portfolio companies, and is currently serving as Chairman of Texas Monthly, which he helped to form in 1999. He previously served as the Chief Executive Officer of Alpheus Communications, Inc., a Texas wholesale telecommunications provider from 2004 to 2011, and as Former Chairman of CapRock Services Corp., the largest provider of satellite services to the global energy business from 2002 to 2006. From November 1992 until January 2001, he served as Chairman and Chief Executive Officer of Hobby Media Services and was Chairman of Columbine JDS Systems, Inc. from 1995 until 1997. Mr. Hobby is former Chairman of the Houston Branch of the Federal Reserve Bank of Dallas and the Greater Houston Partnership and is former Chairman of the Texas Ethics Commission. He was an Assistant U.S. Attorney for the Southern District of Texas from 1989 to 1992, Chief of Staff to the Lieutenant Governor of Texas, Bob Bullock and an Associate at Fulbright & Jaworski from 1986 to 1989.

Mr. Hobby joined the Board following the Company's acquisition of Texas Genco, LLC in which he served on its board of directors, and as a result brings historical and present context to the Company's ongoing business endeavors in the Texas region. The Board also values his entrepreneurial, financial and M&A expertise in evaluating the Company's growth initiatives, as well as his involvement in the Houston and greater Texas community, which is the Company's principal market.

ANNE C. SCHAUMBURG

AGE: 69 BOARD COMMITTEES: • AUDIT • COMPENSATION • NUCLEAR OVERSIGHT

Ms. Schaumburg has been a director of NRG since April 2005. From 1984 until her retirement in January 2002, she was a Managing Director of Credit Suisse First Boston and a senior banker in the Global Energy Group. Ms. Schaumburg has worked in the Investment Banking industry for 28 years specializing in the power sector. She ran Credit Suisse's Power Group from 1994 – 1999, prior to its consolidation with Natural Resources and Project Finance, where she was responsible for assisting clients on advisory and finance assignments. Her transaction expertise, across the spectrum of utility and unregulated power, includes mergers and acquisitions, debt and equity capital market financings, project finance and leasing, utility disaggregation and privatizations. Ms. Schaumburg has been a director of Brookfield Infrastructure Partners since 2008 and is chair of the Audit Committee.

Ms. Schaumburg brings extensive financial and M&A experience and expertise to the Board which is valuable to the review of the Company's financings, transactions, and overall financial oversight. In addition, Ms. Schaumburg is able to provide the Board with essential insight into the financial services industry and how investors may view the company. Ms. Schaumburg is an "audit committee financial expert" as defined by the SEC rules.

22	Proposal No. 1 Election of Directors |

THOMAS H. WEIDEMEYER

AGE: 71 BOARD COMMITTEES: • GOVERNANCE AND NOMINATING (CHAIR) • FINANCE AND RISK MANAGEMENT • NUCLEAR OVERSIGHT

Mr. Weidemeyer has been a director of NRG since December 2003. Until his retirement in December 2003, Mr. Weidemeyer served as Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., the world's largest transportation company and President of UPS Airlines. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and, in 1994, was elected its President and Chief Operating Officer. Mr. Weidemeyer became Senior Vice President and a member of the Management Committee of United Parcel Service, Inc. that same year, and he became Chief Operating Officer of United Parcel Service, Inc. in January 2001. Mr. Weidemeyer also serves as a director of The Goodyear Tire & Rubber Co. and Waste Management, Inc., and serves on the Audit Committees of both companies.

Mr. Weidemeyer's executive management experience with a logistics company involving extensive supply chain management brings not only financial and accounting experience, but important skills highly valued both by the Company itself and by its Board of Directors. In addition, Mr. Weidemeyer's service on other boards gives him a direct insight into best practices that is valuable to our Board.

The Board recommends a vote "FOR" the election to the Board of each of the foregoing nominees. Proxies received by the Board will be voted "FOR" each of the nominees unless a contrary vote is specified.

| Proposal No. 1 Election of Directors	23

Director Compensation

During 2018, the Compensation Committee and Board made certain adjustments to director compensation in order to remain market competitive in consultation with Pay Governance. Total compensation for non-employee directors was increased to $267,000 from $225,000 and the Chairperson retainer was increased to $200,000 from $160,000. Committee Chair retainers remain unchanged. The total annual compensation received by our directors for their service as Board members and Chairs of the Committees of the Board, if applicable, is described in the chart below.

COMPENSATION ELEMENT	COMPENSATION AMOUNT ($)
Annual Cash Retainer	100,000

Annual Equity Retainer	167,000

Annual Chairperson Retainer	200,000

Audit Committee Chair Retainer	35,000

Other Committee Chair Retainer	20,000

Employee Directors	No fees

A non-employee director who is newly appointed to the Board, other than in connection with an annual meeting of stockholders, will receive the Annual Equity Retainer and a pro rata portion of the Annual Retainer upon appointment.

With respect to Chairperson and Committee Chair Retainers, fifty percent (50%) is received in the form of cash and fifty percent (50%) is received in the form of Deferred Stock Units (DSUs). Directors may however elect to receive the cash portion of their annual compensation as DSUs. Each DSU is equivalent in value to one share of NRG's common stock and represents the right to receive one such share of common stock payable at the time elected by the director or immediately if no such election is made, or in the event the director does not make an election with respect to payment in a particular year, in accordance with his or her prior deferral election. In the event that a director's service with the Company is terminated for any reason, other than cause, DSU awards are payable in accordance with such director's deferral election. If a director's service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each non-employee director also receives dividend equivalent rights (DERs) which become exercisable proportionately with the DSUs to which they relate. Similar to its competitive assessment on behalf of the named executive officer compensation, Pay Governance performed a review of director compensation. Results of the review were shared with the Compensation Committee who made a recommendation to the full Board for final approval.

24	Director Compensation |

Director Compensation
Fiscal Year Ended December 31, 2018

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)[1]	ALL OTHER COMPENSATION ($)		TOTAL ($)
E. Spencer Abraham[2]	114,091	181,227	—		295,318

Matthew Carter, Jr.[3]	123,864	292,700	—		416,564

Heather Cox[4]	123,864	292,700	—		416,564

Kirbyjon H. Caldwell[5]	—	—	—		—

Lawrence S. Coben	200,000	272,490	—		472,490

Terry G. Dallas	110,000	182,323	—		292,323

William E. Hantke	117,500	185,457	—		302,975

Paul W. Hobby	110,000	177,010	—		287,010

Anne C. Schaumburg	100,000	170,887	—		270,887

Evan J. Silverstein[6]	—	—	—		—

Barry T. Smitherman[7]	—	—	144,643	[8]	144,643

Thomas H. Weidemeyer	110,000	177,010	—		287,010

C. John Wilder[9]	—	267,007	—		267,007

Walter R. Young[10]	—	—	—		—

[1]	Reflects the grant date fair value of DSUs awarded in 2018 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation-Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for fiscal year 2018. The grant date fair value was based on the closing price of the Company's common stock, as reported on the NYSE, on the date of grant, which was $33.91 per share of common stock on June 1, 2018. Also includes the grant date fair value of DERs payable in connection with DSUs paid to directors during the fiscal year ended December 31, 2018. For Mr. Carter and Ms. Cox, who received two grants in 2018, the grant date fair value was based on the closing price of the Company's common stock, as reported on the NYSE, on the dates of grant, which was $30.17 per share of common stock on March 9, 2018 and $33.91 per share of common stock on June 1, 2018.
[2]	Mr. Abraham received a $4,091 cash payment on April 30, 2018 for his service between March 19, 2018 and March 31, 2018.
[3]	Mr. Carter received a $23,864 payment on March 19, 2018 for his service between March 6, 2018 and May 31, 2018.
[4]	Ms. Cox received a $23,864 payment on March 19, 2018 for her service between March 6, 2018 and May 31, 2018.
[5]	Effective April 26, 2018, Mr. Caldwell retired as a director.
[6]	Effective March 6, 2018, Mr. Silverstein retired as a director.
[7]	Effective March 6, 2018, Mr. Smitherman retired as a director.
[8]	Mr. Smitherman received a cash payment totaling $144,643 for consulting services unrelated to his services on the Board during the period from March 7, 2018 and December 7, 2018.
[9]	Effective November 8, 2018, Mr. Wilder retired as a director.
[10]	Effective March 6, 2018, Mr. Young retired as a director.

| Director Compensation	25

The following table sets forth the aggregate number of stock awards (DSUs, restricted stock units (RSUs) and DERs) and option awards (non-qualified stock options (NQSOs)) held by each of the non-employee directors as of December 31, 2018.

NAME	STOCK AWARDS	OPTION AWARDS
E. Spencer Abraham	37,831	—

Matthew Carter, Jr.	9,089	—

Heather Cox[1]	9,089	—

Kirbyjon H. Caldwell[2]	—	—

Lawrence S. Coben	95,509	—

Terry G. Dallas[3]	46,996	—

William E. Hantke[4]	5,764	—

Paul W. Hobby	—	—

Anne C. Schaumburg	62,425	—

Evan J. Silverstein[2]	—	—

Barry T. Smitherman[2]	—	—

Thomas H. Weidemeyer	34,876	—

C. John Wilder[2]	—	—

Walter R. Young[2]	—	—

All DSUs held by the directors are payable upon termination of service as a Board member, other than the DSUs held by the following directors:
[1]	Ms. Cox, who holds 9,069 DSUs and 20 associated DERs, of which all are payable upon her termination of service as a Board member.
[2]	Effective March 6, 2018, Messrs. Silverstein, Smitherman and Young retired as directors; effective April 26, 2018, Mr. Cadwell retired as a director; and effective November 8, 2018, Mr. Wilder retired as a director.
[3]	Mr. Dallas, who holds 44,881 DSUs and 2,115 associated DERs, of which 20,098 DSUs and 168 DERs are payable upon his termination of service as a Board member, 6,196 DSUs and 487 DERs are payable on January 15, 2021, 6,196 DSUs and 487 DERs are payable on January 15, 2022, 6,196 DSUs and 487 DERs are payable on January 15, 2023 and 6,195 DSUs and 487 DERs are payable on January 15, 2024.
[4]	Mr. Hantke, who holds 5,668 DSUs and 96 associated DERs, of which 3,543 DSUs and 83 DERs are payable on June 1, 2019, and 2,125 DSUs and 13 DERs are payable on June 1, 2020.
Director Stock Ownership Guidelines

Directors are required to retain all stock received as compensation for the duration of their service on the Board, although they may sell shares as necessary to cover tax liability associated with the conversion of DSUs to common stock. Exceptions to these requirements may be made by the Board under special circumstances. No exceptions to such requirements were made for 2018.

26	Director Compensation |

Proposal No. 2
Advisory Vote to Approve NRG's Executive Compensation

Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at this year's Annual Meeting to approve the compensation of the Company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (Regulation S-K) of the rules and regulations under the Securities Act of 1933, as amended (Securities Act). Currently, this vote is conducted every year. The next vote will occur at the 2020 Annual Meeting of Stockholders.

As described more fully in the CD&A beginning on page 38, the Company's executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company's compensation program is to reward the achievement of the Company's annual goals and objectives while supporting the Company's long-term business strategy.

This proposal, commonly known as a "say on pay" proposal, gives stockholders the opportunity to express their views on the Company's named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the named executive officer compensation as disclosed in this Proxy Statement, stockholders' concerns will be considered and the Board and the Compensation Committee will evaluate actions necessary to address those concerns.

The Board recommends a vote "FOR" the approval of the Company's executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted "FOR" the approval of the Company's named executive officer compensation unless a contrary vote is specified.

| Proposal No. 2 Advisory Vote to Approve NRG's Executive Compensation	27

Proposal No. 3
Ratification of Independent Registered Public
Accounting Firm for the 2019 Fiscal Year

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm's qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the 2019 fiscal year at a meeting held in February. KPMG LLP has been retained as the Company's independent registered public accounting firm continuously since May 2004. In accordance with SEC rules and KPMG LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of KPMG LLP's lead audit partner.

The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company's independent registered public accounting firm for the 2019 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year. Proxies received by the Board will be voted "FOR" ratification unless a contrary vote is specified.

28	Proposal No. 3 Ratification of Independent Registered Public Accounting Firm for the 2019 Fiscal Year |

Proposal No. 4
Stockholder Proposal Regarding Disclosure of
Political Expenditures

The Company is not responsible for the content of this stockholder proposal or supporting statement.

The following proposal and supporting statement were submitted by the Comptroller of the City of New York, Scott M. Stringer, on behalf of the New York City Employees' Retirement System, Municipal Building, One Centre Street, Eighth Floor North, New York, New York 10007, which is the beneficial owner of 230,432 shares of the Company's common stock, and which intends to hold such shares of the Company's common stock through the date of the Annual Meeting:

Proposal

Resolved: The shareholders of NRG Energy, Inc. ("NRG Energy") hereby request that the Company prepare and periodically update a report, to be presented to the pertinent board of directors committee and posted on the Company's website that discloses monetary and non-monetary expenditures that NRG Energy makes on political activities, including:

•
expenditures that NRG Energy cannot deduct as an "ordinary and necessary" business expense under section 162(e) of the Internal Revenue Code (the "Code") because they are incurred in connection with (a) influencing legislation; (b) participating or intervening in any political campaign on behalf of (or in opposition to) any candidate for public office; and (c) attempting to influence the general public, or segments thereof, with respect to elections, legislative matters, or referenda;

•
contributions to, or expenditures in support of or opposition to political candidates, political parties, and political committees;

•
dues, contributions or other payments made to tax-exempt "social welfare" organizations and "political committees" operating under sections 501(c)(4) and 527 of the Code, respectively, and to tax-exempt entities that write model legislation and operate under section 501(c)(3) of the Code; and

•
the portion of dues or other payments made to a tax-exempt entity such as a trade association that is used for an expenditure or contribution and that would not be deductible under section 162(e) of the Code if made directly by the Company.

The report shall identify all recipients and the amount paid to each recipient from Company funds.

Stockholder Supporting Statement

As long-term shareholders, we support transparency and accountability in corporate spending on political activities.

NRG Energy's current political contribution policy requires "complete and accurate disclosures" only "where required" (http://investors.nrg.com/phoenix.zhtml?c=121544&p=irol-govHighlights, viewed October 26, 2018). The Company therefore does not currently disclose potentially significant contributions that may be channeled anonymously into the political process through trade associations and non-profit groups that need not disclose contributions. Such payments may far surpass the contributions that must be publicly reported.

Disclosure is consistent with public policy and in the best interest of NRG Energy shareholders. The Supreme Court's 2010 Citizens United decision—which liberalized rules for corporate participation in election-related activities—recognized the importance of disclosure to shareholders, saying: "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way."

In our view, in the absence of a system of transparency and accountability, company assets could be used for policy objectives that may be inimical to the long-term interests of, and may pose risks to, shareholders.

NRG Energy currently lags many energy companies that publicly disclose political spending, including AES Corporation, American Electric Power, Dominion Energy, Edison International, Entergy, Exelon, and Southern Company.

Given the vagaries of the political process and the uncertainty that political spending will produce any return for shareholders, we believe that companies should be fully transparent by disclosing corporate assets spent in this area.

We urge shareholders to vote FOR this resolution.

Board of Directors' Statement in Opposition

The Board recommends a vote "AGAINST" this stockholder proposal for the following reasons:

This is the fourth consecutive year we have received this proposal from the Comptroller of the City of New York. At our 2016, 2017 and 2018 Annual Meeting of Stockholders, the Company's stockholders rejected this proposal with 58.4%, 69.7% and 65.4%, respectively, of votes cast voting against the proposal. The Board believes that this result indicates that our stockholders agreed that the report requested by this proposal (i) is unnecessary due to our system of reporting of political expenditures, (ii) could hinder the Company's ability to pursue its business and strategic objectives, and (iii) would be an unproductive use of time.

| Proposal No. 4 Stockholder Proposal Regarding Disclosure of Political Expenditures	29

The Board of Directors believes the report requested by this proposal is unnecessary because a system of reporting and accountability for political expenditures already exists and the Company publicly discloses its participation in the political process in support of its business interests, as required by law. The Company is committed to complying and does comply with all applicable laws concerning political expenditures, disclosure, and reporting.

Current law limits the amounts of political expenditures that are permissible (other than to trade associations or organizations formed under Section 501(c)(4) of the Code), restricts the organizations or entities that can receive corporate funding, and establishes a clear accountability system enforced by regulatory agencies in the U.S. In most jurisdictions, campaign finance information for corporate contributions (other than to trade associations or organizations formed under Section 501(c)(4) of the Code) is now easily accessible to the public through the Internet. The Company also contributes to certain trade associations or organizations formed under Section 501(c)(4) of the Code as further discussed below.

The Company has disclosed in its Political Contribution Policy (Policy) the mechanisms and means which govern participation in public policy processes (including political expenditures criteria, management and Board oversight mechanisms). Stockholders and interested parties can access the Policy under the heading "Governance" under the "Investors" Section of our website at www.nrg.com. The Company also requires all of its employees to annually review its policies and procedures pertaining to political contributions in the Company's Code of Conduct. The Code of Conduct is also available to the public under the heading "Governance" on our website at www.nrg.com.

Political Action Committee Contributions—As set forth in more detail in the Company's Political Contribution Policy, contributions made by the NRG Energy, Inc. Political Action Committee (NRG PAC) are funded entirely by the voluntary contributions of our employees and no corporate funds are used. Contributions of funds from the NRG PAC are made in accordance with the NRG PAC budget as approved by the NRG PAC board. The NRG PAC maintains its own board of directors comprised of employee representatives from across the Company. The NRG PAC board votes on an annual budget for political expenditures and such expenditures are monitored by the NRG PAC treasurer. The NRG PAC files monthly reports of receipts and disbursements with the Federal Election Commission (FEC), as well as pre-election and post-election reports. These publicly available reports identify the names of candidates supported and amounts contributed by the NRG PAC. In addition, all political contributions to federal candidates over $200 are publicly disclosed by the FEC.

Corporate Contributions—Contributions of funds from any of the Company's state political action committee and all other Company contributions may be made only if permitted under applicable law and with prior written consent of the Company's Chief Compliance Officer and the Vice President—Governmental Affairs. The Company's corporate contributions made directly to political candidates or campaigns (excluding contributions to trade or business associations as further discussed below) have been, and are expected to continue to be, de minimus. With respect to contributions to a political candidate or campaign (excluding contributions to trade or business associations), the average individual contribution and the aggregate annual contributions made by the Company in 2018 were $2,438 and $78,000, respectively.

Business and Trade Associations—The Company is also a member of various business and trade associations that engage generally in education and advocacy efforts on a number of industry issues. The Company's Policy provides additional information regarding criteria for, and oversight of, the Company's participation in these associations. The political activity of such associations is not necessarily representative of a position of the Company, and the benefits that the Company receives from these trade or business associations are primarily expertise and the ability to gain insight on industry-setting standards. Payments made to business or trade associations are subject to the Company's Political Contribution Policy and are reviewed annually by the Governance and Nominating Committee.

Board Committee Oversight—The Company's political activities are reviewed annually by the Governance and Nominating Committee. The Company believes this oversight process ensures accountability and transparency for the Company's corporate political activities.

The Board believes it is in the best interests of the Company's stockholders for the Company to be an effective participant in the political process. Laws and policies enacted at the federal, state and local levels can have a significant impact on the Company and its customers, employees and stockholders. The Company actively encourages public policy that furthers its ability to provide reliable and affordable power to its customers in the markets served by the Company, while adhering to the Company's relentless commitment to safety. The Company's active participation in public policy is appropriate to ensure that public officials are informed about key issues that affect the interests of the Company's customers, employees, stockholders and the communities the Company serves.

Subjecting the Company to additional disclosure requirements could also hinder the Company's ability to pursue its business and strategic objectives. Such additional disclosure would make it easier for competitors and others to discern the Company's public policy and political strategies and implement strategies opposed to the Company's public policy goals, which could prevent the achievement of such goals and negatively affect the Company, its operations and results. The Company believes that its responsible participation in the political process and its prudent expenditures in connection with such participation are in the best interests of the Company, its stockholders and its customers.

30	Proposal No. 4 Stockholder Proposal Regarding Disclosure of Political Expenditures |

Finally, the Board believes that the report requested by the proposal would be an unproductive use of time. The Board believes existing disclosure of the Company's current policies and practices with regard to political expenditures, together with applicable federal, state and local reporting requirements, provide appropriate transparency of the

Company's political participation. Undertaking the additional obligations required by the stockholder proposal would result in the use of valuable Company resources, unproductive consumption of time, and undue expense to the Company with little, if any, corresponding benefit for stockholders.

For the foregoing reasons, the Board unanimously recommends a vote "AGAINST" this proposal.
Proxies received by the Board will be voted "AGAINST" this proposal unless a contrary vote is specified.

| Proposal No. 4 Stockholder Proposal Regarding Disclosure of Political Expenditures	31

Executive Officers

Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.

Mauricio Gutierrez
Age 48
President and Chief Executive Officer

For biographical information for Mauricio Gutierrez, see "Nominees for Director."

Kirkland Andrews
Age 51
Executive Vice President and Chief Financial Officer

Mr. Andrews has served as Executive Vice President and CFO of NRG since September 2011. Mr. Andrews served as director of Clearway through August 2018 and as Executive Vice President and Chief Financial Officer of Clearway from December 2012 through November 2016. Prior to joining NRG, he served as Managing Director and Co-Head Investment Banking, Power and Utilities—Americas at Deutsche Bank Securities from June 2009 to September 2011. Prior to this, he served in several capacities at Citigroup Global Markets Inc., including Managing Director, Group Head, North American Power from November 2007 to June 2009, and Head of Power M&A, Mergers and Acquisitions from July 2005 to November 2007. In his banking career, Mr. Andrews led multiple large and innovative strategic, debt, equity and commodities transactions.

David Callen
Age 47
Chief Accounting Officer

Mr. Callen has served as Senior Vice President and Chief Accounting Officer since February 2016 and Vice President and Chief Accounting Officer from March 2015 to February 2016. In this capacity, Mr. Callen is responsible for directing NRG's financial accounting and reporting activities. Mr. Callen also served as Vice President and Chief Accounting Officer of Clearway through August 2018. Prior to this, Mr. Callen served as the Company's Vice President, Financial Planning & Analysis from November 2010 to March 2015. He previously served as Director, Finance from October 2007 through October 2010, Director, Financial Reporting from February 2006 through October 2007, and Manager, Accounting Research from September 2004 through February 2006. Prior to NRG, Mr. Callen was an auditor for KPMG LLP in both New York City and Tel Aviv Israel from October 1996 through April 2001.

Brian Curci
Age 41
Senior Vice President and General Counsel

Mr. Curci has served as Senior Vice President and General Counsel of NRG since March 2018. Prior to that, he served as Deputy General Counsel. He has also served in various roles in over ten years with NRG, including as Corporate Secretary from October 2011 to July 2018. Prior to NRG, Mr. Curci was a corporate associate with the law firm Saul Ewing LLP in Philadelphia.

Robert J. Gaudette
Age 45
Senior Vice President, Business Solutions

Robert Gaudette has served as Senior Vice President, Business Solutions of NRG since December 2013. In this role, Mr. Gaudette oversees NRG's broad portfolio of products and services for the company's commercial and industrial customers. Prior to December 2013, Mr. Gaudette was Senior Vice President, C&I and Origination, starting in August 2013, and Senior Vice President—Product Development & Origination, following the acquisition of GenOn in December 2012. Mr. Gaudette served as Senior Vice President and Chief Commercial Officer at GenOn from December 2010 to December 2012 and served as Vice President of Mirant's Mid-Atlantic business unit from August 2009 to December 2010. During his career at Mirant, which began in 2001, Mr. Gaudette worked in various other capacities including Director of West Power, Director of NYMEX Trading, Assistant to the Chief Operating Officer and NYMEX natural gas trader.

32	Executive Officers |

Elizabeth Killinger
Age 48
Executive Vice President, Retail

Ms. Killinger has served as Executive Vice President and President, Retail of NRG since February 2016. Ms. Killinger was Senior Vice President and President, NRG Retail from June 2015 to February 2016 and Senior Vice President and President, NRG Texas Retail from January 2013 to June 2015. Ms. Killinger has also served as President of Reliant, a subsidiary of NRG, since October 2012. Prior to that, Ms. Killinger was Senior Vice President of Retail Operations and Reliant Residential from January 2011 to October 2012. Ms. Killinger has been with the Company and its predecessors since 2002 and has held various operational and business leadership positions within the retail organization. Prior to joining the Company, Ms. Killinger spent a decade providing strategy, management and systems consulting to energy, oilfield services and retail distribution companies across the U.S. and in Europe.

Christopher Moser
Age 48
Executive Vice President, Operations

Mr. Moser has served as Executive Vice President, Operations of NRG since January 2018. Mr. Moser previously served as Senior Vice President, Operations of NRG, with responsibility for Plant Operations, Commercial Operations, Business Operations and Engineering and Construction, beginning in March 2016. From June 2010 to March 2016, Mr. Moser served as Senior Vice President, Commercial Operations. In this capacity, he was responsible for the optimization of the Company's wholesale generation fleet.

| Executive Officers	33

Stock Ownership of Directors, Named
Executive Officers and Certain Beneficial Owners

Stock Ownership of Directors and Executive Officers

The following table sets forth information concerning beneficial ownership of the Company's common stock as of March 1, 2019, for: (a) each director and the nominees for director; (b) named executive officers (NEOs) who are current officers as of March 1, 2019; and (c) the directors and executive officers as a group. The percentage of beneficial ownership is based on 278,975,616 shares of common stock outstanding as of March 1, 2019. The percentage of beneficial ownership also includes any shares that such person has the right to acquire within 60 days of March 1, 2019. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth in the following table.

Except as noted below, the address of the beneficial owners is NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.

DIRECTORS AND EXECUTIVE OFFICERS	COMMON STOCK[1]	PERCENT OF CLASS(%)
Mauricio Gutierrez	531,688	★	[2]

Kirkland Andrews	264,268	★	[3]

Elizabeth Killinger	101,194	★	[4]

Robert J. Gaudette	58,375	★	[5]

Christopher Moser	53,240	★	[6]

Lawrence S. Coben	97,997	★	[7]

E. Spencer Abraham	44,543	★	[8]

Matthew Carter, Jr.	9,094	★	[9]

Heather Cox	9,094	★	[10]

Terry G. Dallas	36,514	★	[11]

William E. Hantke	64,598	★	[12]

Paul W. Hobby	66,295	★

Anne C. Schaumburg	67,423	★	[13]

Thomas H. Weidemeyer	68,798	★	[14]

All Directors and Executive Officers as a group (16 people)	1,550,393	★	[15]

★	Less than one percent of outstanding common stock.
[1]	The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights.
[2]	Excludes 134,501 RSUs, 398,934 relative performance stock units (RPSUs) and 10,318 DERs. DERs become exercisable proportionately with the RSUs, RPSUs or MSUs to which they relate. Each DER is the right to receive one share of NRG common stock and becomes exercisable proportionately with the RSUs, RPSUs or MSUs to which they relate. Each RSU represents the right to receive one share of NRG common stock upon vesting. Each RPSU represents the potential to receive common stock based upon NRG achieving a certain level of total shareholder return relative to NRG's peer group over a three-year performance period.
[3]	Excludes 34,121 RSUs, 101,304 RPSUs and 2,360 DERs.
[4]	Includes 8,778 shares that may be acquired at or within 60 days of March 1, 2019, pursuant to the exercise of options. Excludes 26,890 RSUs, 79,723 RPSUs and 2,021 DERs.
[5]	Includes 15,037 shares that may be acquired at or within 60 days of March 1, 2019, pursuant to the exercise of options. Excludes 28,281 RSUs, 45,592 RPSUs and 256 DERs.
[6]	Excludes 23,082 RSUs, 62,019 RPSUs and 1,258 DERs.
[7]	Includes 93,647 DSUs and 1,898 DERs, payable in the event Dr. Coben ceases to be a member of the Board.
[8]	Includes 36,434 DSUs and 1,423 DERs, payable in the event Secretary Abraham ceases to be a member of the Board.
[9]	Includes 9,069 DSUs and 25 DERs, payable in the event Mr. Carter ceases to be a member of the Board.
[10]	Includes 9,069 DSUs and 25 DERs, payable in the event Ms. Cox ceases to be a member of the Board.

34	Stock Ownership of Directors, Named Executive Officers and Certain Beneficial Owners |

[11]	Includes 2,149 DERs. Includes 20,302 DSUs, payable in the event Mr. Dallas ceases to be a member of the Board. Also includes 14,282 shares held indirectly in trusts. Excludes 24,783 DSUs issued to Mr. Dallas that will be exchanged for common stock on a one-for-one basis on the following schedule: (a) 6,196 on January 15, 2021; (b) 6,195 on January 15, 2022; (c) 6,196 on January 15, 2023; and (d) 6,196 on January 15, 2024.
[12]	Includes 219 DERs. Excludes 5,668 DSUs issued to Mr. Hantke that will be exchanged for common stock on a one-for-one basis on the following schedule: (a) 4,543 on June 1, 2018; (b) 3,543 on June 1, 2019; and (c) 2,125 on June 1, 2020.
[13]	Includes 60,988 DSUs and 1,462 DERs, payable in the event Ms. Schaumburg ceases to be a member of the Board.
[14]	Includes 34,876 DSUs, payable in the event Mr. Weidemeyer ceases to be a member of the Board.
[15]	Consists of the total holdings of directors, named executive officers, and all other executive officers as a group.
Stock Ownership of Principal Stockholders

The following table sets forth information for each person known to the Company to own more than five percent of the Company's common stock, as of the date of their most recent Schedule 13D or Schedule 13G filing, as applicable, with the SEC. Percentage of beneficial ownership is based on 278,975,616 shares of common stock outstanding as of March 1, 2019. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

PRINCIPAL STOCKHOLDER	COMMON STOCK[1]	PERCENT OF CLASS(%)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	34,923,126	12.5[1]

BlackRock, Inc. 55 East 52nd Street New York, New York 10022	19,705,439	7.1[2]

FMR LLC 245 Summer Street Boston, Massachusetts 02210	18,712,323	6.7[3]

[1]	Based upon information set forth in the Schedule 13G filed on February 11, 2019 by The Vanguard Group, Inc. (Vanguard). Vanguard has sole voting power over 344,143 shares and sole dispositive power over 34,541,460 shares. Vanguard has shared voting power over 58,800 shares and shared dispositive power over 381,666 shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 245,146 shares as a result of VFTC serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (VIA), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 232,233 shares as a result of VIA serving as investment manager of Australian investment offerings.
[2]	Based upon information set forth in the Schedule 13G filed on February 11, 2019 by Blackrock, Inc., Blackrock, Inc. has sole voting power over 17,606,652 shares and sole dispositive power over 19,705,439 shares.
[3]	Based upon information set forth in the Schedule 13G filed on February 13, 2019 by FMR LLC, FMR LLC has sole voting power over 2,576,346 shares and sole dispositive power over 18,712,323 shares.

| Stock Ownership of Directors, Named Executive Officers and Certain Beneficial Owners	35

Certain Relationships and Related
Person Transactions

Interest in Clearway

NRG formed Clearway in 2013 to own and operate a portfolio of contracted generation assets and thermal infrastructure assets that have historically been owned and/or operated by NRG and its subsidiaries. Prior to August 31, 2018, we held, in the aggregate, 55.1% of the voting interest in Clearway's stock, through our ownership of Class B common stock and Class D common stock of Clearway. In February 2018, NRG entered into a purchase and sale agreement with Global Infrastructure Partners III LP (GIP) (the "NRG Transaction") for the acquisition of NRG's full ownership interest in Clearway and NRG's renewable energy development and operations platform. As a result of the NRG Transaction, which closed on August 31, 2018, NRG ceases to hold any ownership interest in Clearway.

Prior to the closing of the NRG Transaction, NRG provided or arranged to provide Clearway with various management and administration services pursuant to a Management Services Agreement, dated as of July 22, 2013 ("Management Services Agreement"). As part of the services provided, certain executive officers of NRG also served as executive officers of Clearway. These executive officers were not separately compensated for their services to Clearway. Under the Management Services Agreement, Clearway paid a base management fee to NRG, which base management fee was adjusted for inflation annually at an inflation factor based on year-over-year CPI. Clearway also reimbursed NRG for any out-of-pocket fees, costs and expenses incurred in the provision of the management and administration services. For the eight-month period ended August 31, 2018, Clearway incurred a total of approximately $7 million consisting of management fees of approximately $6 million and reimbursement for expenses, under the Management Services Agreement. On August 31, 2018, in connection with the consummation of the NRG Transaction, NRG entered into a Termination Agreement with Clearway Energy LLC and Clearway Energy Operating LLC terminating the Management Services Agreement.

Subsequent to the NRG Transaction, NRG entered into a Transition Services Agreement (the "Transition Services Agreement") with Clearway, pursuant to which NRG or certain of its affiliates commenced providing certain services to Clearway following the consummation of the NRG Transaction, in exchange for the payment of a fee in respect of such services. The agreement is effective until the earlier of June 30, 2019 or the date that all services are terminated by Clearway. Clearway may extend the term on a month-by-month basis no later than March 31, 2020 for a fixed monthly fee provided for in the agreement.

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted written policies and procedures to address potential or actual conflicts of interest and the appearance that decisions are based on considerations other than the best interests of NRG that may arise in connection with transactions with certain persons or entities (Related Person Policy). The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all "Related Person Transactions," which are all transactions, arrangements or relationships in which:

•
the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•
the Company is a participant; and

•
any Related Person (as that term is defined below) has or will have a direct or indirect interest.

A "Related Person" is:

•
any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

•
any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;

•
any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

A Related Person Transaction is subject to review and approval or ratification by the Governance and Nominating Committee. If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Governance and Nominating Committee. As part of its review of each Related Person Transaction, the Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar

36	Certain Relationships and Related Person Transactions |

circumstances and the extent of the Related Person's interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Governance and Nominating Committee and do not require separate approval or ratification.

Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Governance and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Governance and Nominating Committee's guidelines. The Governance and Nominating Committee's activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board.

| Certain Relationships and Related Person Transactions	37

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

38	Executive Compensation |

Executive Summary

The objectives of our executive compensation program are to align executive pay with stockholder value and to motivate executives to achieve our corporate goals. This CD&A describes the elements, implementation, and 2018 results of our executive compensation program.

At our 2018 Annual Meeting of Stockholders, we received 98% support for our say on pay proposal. As a result, we believe that our stockholders understand that our pay practices demonstrate our commitment to pay for performance and that our compensation plans are designed to recognize the performance of the Company. We achieved many of our operational and financial goals in 2018, including exceeding our Adjusted Free Cash Flow and Corporate Debt to Corporate EBITDA Ratio targets, despite the challenges in the markets in which we operate.

During 2017, we announced a three-year, three-part plan, referred to as our Transformation Plan, which was designed to significantly strengthen earnings and cost competitiveness, lower risk and volatility, and create significant shareholder value. In 2018, we executed on our Transformation Plan and produced the following results in line with our business strategy:

•
TSR increased 247% over the three year period ending in 2018 with a correlated increase of $7.5 billion in market capitalization.

•
Realized annual cost savings of $532 million, margin enhancements of $32 million, and $333 million of non-recurring working capital improvements.

•
Achieved the target of reducing consolidated corporate debt to 3.0x net debt/adjusted EBITDA credit ratio.

•
Completed $3 billion of asset sales under the Transformation Plan.

•
Demonstrated another strong year with respect to safety in 2018, achieving top decile performance in our industry.

The achievements in 2018 resulted in payments under the AIP as described in more detail in the section of this CD&A entitled "Annual Incentive Compensation", and our LTIP, as described in more detail in the section of this CD&A entitled "Long-Term Incentive Compensation."

Consistent with the objectives of our compensation program, the accomplishment of our corporate goals and the market performance of our common stock over the three-year performance period directly impacted our compensation decisions and pay outcomes for 2018 as described below.

Due to the increase in TSR of approximately 290% as calculated in accordance with the terms of outstanding MSU awards during the performance period ending January 4, 2019, our NEOs received a payout at 200% of target upon the vesting of their MSU awards that were granted in 2016.

Our compensation program ties a significant portion of our NEOs' ovrall compensation to the achievement of increases in TSR through our long-term compensation program. In accordance with the intended design of our long-term compensation program, MSU awards for the performance period ending January 2, 2018 (vesting January 2, 2018) had a small increase in TSR during the performance period and vested at 108% of target. However, there was a 290% increase in TSR over the three-year performance period ending January 4, 2019 (vesting January 4, 2019) and, as a result, MSU awards vesting as of such date vested at 200% of target.

The AIP performance metrics were exceeded during 2018, which resulted in payments to our NEOs at levels greater than target.

Our Adjusted Free Cash Flow exceeded target, and our Corporate Debt to Corporate EBITDA Ratio exceeded the maximum; however, Adjusted EBITDA fell just below target. Due to the achievement of the AIP performance metrics, our NEOs received AIP awards at levels above target.

Performance-based equity measured NRG's TSR performance relative to the TSR of a comparator group.

Consistent with market practice, in 2017, we shifted performance-based equity from MSU awards to RPSU awards. For each of the January 2017, 2018 and 2019 grants, NEOs received two-thirds of their equity awards in RPSUs in lieu of MSUs. The quantity of shares received by NEOs upon the vesting of an RPSU award will be a function of the Company's performance ranked against the Performance Peer Group (as defined in Elements of Compensation—Relative Performance Stock Units). The Compensation Committee evaluated this comparator group for an appropriate mix of industry-specific and market-influenced constituents, with a strong mathematical correlation to the Company's stock performance. RPSU awards granted in 2018 and 2019 were updated to limit the maximum award value that an NEO may receive to six times the fair market value of the target award, determined as of the date of grant.

For 2018, our Compensation Committee approved no or modest increases to base salary for our NEOs.

The Compensation Committee approved modest increases of approximately 2% to 2018 base salary compensation for NEOs other than the CEO, who did not receive an increase in base salary.

| Executive Compensation	39

Key Governance Features of Our Executive Compensation Program

Over the past several years, we have modified our compensation programs and practices to incorporate several key governance features, adhering to the compensation best practices described in the table below.

✓ WHAT WE DO:	X WHAT WE DON'T DO:
Pay for Performance, including:

•

delivering a majority of long-term incentive compensation using performance-based equity

•

requiring above-median performance for vesting of long-term incentive compensation awards at target and

•

using quantitative metrics to determine annual incentive compensation awards

No excise tax gross-ups upon a change-in-control and no tax gross-ups on perquisites or benefits

Target our peer group median for total direct compensation	No pledging or hedging of the Company's stock by NEOs or directors

Require a double trigger for the vesting of equity upon a change in control	No employment agreements for executive officers with the exception of our CEO

Include clawback policies in our compensation plans	No guaranteed bonus payments for our NEOs

Maintain robust stock ownership guidelines for our NEOs	No supplemental executive retirement plans

Provide market-level retirement benefits and limited perquisites	No re-pricing of underwater stock options and no grants below 100% of fair market value

Engage an independent compensation consultant to advise us on matters surrounding our compensation plans

Prevent undue risk taking in our compensation practices (e.g., engage in robust risk monitoring, cap payments made under our annual incentive plan and performance equity program)

Hold an annual say-on-pay vote

Executive Compensation Program

2018 Named Executive Officers

This CD&A describes our executive compensation program for our NEOs in 2018. For 2018, the NEOs were:

NEO	2018 TITLE
Current Executives

Mauricio Gutierrez	President and Chief Executive Officer

Kirkland Andrews	Executive Vice President and Chief Financial Officer

Elizabeth Killinger	Executive Vice President, Retail

Christopher Moser	Executive Vice President, Operations

Robert Gaudette	Senior Vice President, Business Solutions

Former Executives

John Chillemi[1]	Executive Vice President, National Business Development

David R. Hill[1]	Executive Vice President and General Counsel

[1]	Effective March 16, 2018, Mr. Chillemi stepped down from his position as Executive Vice President, National Business Development and Mr. Hill stepped down from his position as Executive Vice President and General Counsel. Messrs. Chillemi and Hill remained with the Company in advisory roles until October 1, 2018 to support the transition of certain development projects for the Company and to support the transition of certain regulatory and government affairs matters, respectively.

40	Executive Compensation |

Goals and Objectives of the Program

Our Compensation Committee designs and implements an executive compensation program that:

•
closely aligns our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk, while driving long-term value to stockholders;

•
supports the Company's long-term business strategy, while rewarding our executive team for their individual accomplishments;

•
allows us to recruit and retain a top-tier executive team in a competitive industry and to motivate our executive team to achieve superior performance for a sustained period; and

•
provides a competitive compensation opportunity while adhering to market standards for compensation.

The Compensation Committee is responsible for the development and implementation of NRG's executive compensation program. The intent of our executive compensation program is to reward the achievement of NRG's annual goals and objectives and the creation of long-term stockholder value.

The Compensation Committee is committed to aligning executives' compensation with performance. The Compensation Committee's objectives are achieved through the use of both short-term and long-term incentives. The Company currently targets pay at the median of our Compensation Peer Group (defined below). In addition, through the AIP, the NEOs are rewarded for achieving annual corporate and individual goals. Our long-term incentive compensation program is designed to reward our NEOs for long-term TSR.

The Compensation Process

Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees.

Pay Governance, the Compensation Committee's independent compensation consultant since fiscal year 2015, assisted with executive and director pay decisions and worked with the Compensation Committee to formulate the design of the executive compensation program for 2018.

Pay Governance reported directly to the Compensation Committee and provided no other remunerated services to the Company. Pay Governance also provided services to the Compensation Committee of Clearway Energy, Inc., formerly known as NRG Yield Inc., while it was our majority-owned subsidiary, relating to the design of its director compensation and executive compensation programs for 2018. Clearway Energy, Inc. is currently not a subsidiary or affiliate of the Company. Pay Governance does not provide services for any of our affiliates. In accordance with SEC rules and requirements, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pay Governance (or any individuals working on the Company's account on behalf of Pay Governance).

Compensation Peer Group Analysis

Our 2018 Compensation Peer Group

The Compensation Committee, with support from its advisors, identifies the best possible comparator group within relevant industries. The Compensation Committee performed a review of potential peer companies, considering factors such as industry, scope of operations, market value and relevance from a talent competition standpoint. In addition, a peer of peer analysis was conducted to confirm the appropriateness of potential peer companies and to assess companies that NRG's peers use in their own peer groups. The Compensation Committee then considered the overall reasonableness of the list of potential peer companies as a whole.

| Executive Compensation	41

The Compensation Committee aims to compare our executive compensation program to a consistent compensation peer group year-to-year, but given the dynamic nature of our industry and the companies that comprise it, we annually examine the list for opportunities for improvement. In light of NRG's focus on its retail and core generation businesses, and with the assistance of Pay Governance, the Compensation Committee identified a new peer group for compensation benchmarking purposes in 2018 (Compensation Peer Group). The updated Compensation Peer Group for 2018 is identified below.

COMPANY	NYSE TICKER	COMPANY	NYSE TICKER
The AES Corporation	AES	UGI Corporation	UGI

Calpine Corporation	CPN	Public Service Enterprise Group, Inc.	PEG

Exelon Corporation	EXC	Vistra Energy Corp.	VST

Centrica plc	CNA[1]

[1]	Listed on the London Stock Exchange.

Elements of Compensation

We use the median percentile of our Compensation Peer Group as a guidepost in establishing the targeted total direct compensation (base salary, annual cash incentive and equity) levels for our NEOs. We expect that, over time, targeted total direct compensation of our NEOs will continue to land near the median of our Compensation Peer Group, and actual pay in a given year will increase or decrease based on the achievement of defined performance-based compensation metrics.

While a portion of our compensation is fixed, a significant percentage is risk-based and payable and/or realizable only if certain performance objectives are met. The following charts illustrate the target percentage of annual fixed compensation, time-based compensation and performance-based compensation payable to our CEO, CFO and other NEOs on an average basis.

Base Salary

Base salary compensates NEOs for their level of experience and position responsibilities and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, the NEO's individual performance, the general contributions of the NEO to overall corporate performance, and the level of responsibility of the NEO with respect to his or her specific position.

The Compensation Committee approved modest increases of approximately 2% to 2018 base salary compensation for NEOs other than the CEO, who did not receive an increase in base salary.

42	Executive Compensation |

For 2018, the base salary for each NEO was as follows:

NAMED EXECUTIVE OFFICER	2018 ANNUALIZED BASE SALARY ($)[1]	PERCENTAGE INCREASE OVER 2017 (%)[2]
Current Executives

Mauricio Gutierrez	1,230,000	—

Kirkland Andrews	675,485	2

Elizabeth Killinger	530,604	2

Christopher Moser	535,500	N/A	[3]

Robert Gaudette	499,035	N/A	[3]

Former Executives

John Chillemi	499,035	2

David R. Hill	530,400	2

[1]	Actual salary earned for 2018 is set forth in the Summary Compensation Table, below.
[2]	As compared to the December 31, 2017 annualized base salary.
[3]	The individual to which this figure applies was not an NEO in 2017.

Annual Incentive Compensation

Overview

Annual incentive compensation awards (AIP awards) are made under our AIP. AIP awards are short-term compensation designed to compensate NEOs for meeting annual individual and Company goals, both financial and non-financial. The annual incentive compensation opportunity is defined as a percentage of each NEO's annual base salary. AIP awards are subject to certain requirements, including a threshold Adjusted Free Cash Flow performance metric (AIP Gate). For 2018, the AIP Gate was $827 million, a level the Compensation Committee believes was appropriate for a minimally acceptable level of financial performance. If the AIP Gate is not achieved, no AIP awards are paid, regardless of performance in any other metrics.

For 2018, the Compensation Committee set the following financial performance metric levels:

PERFORMANCE METRIC ($ IN MILLIONS)	THRESHOLD	TARGET	MAXIMUM
Adjusted Free Cash Flow	$827	$1,128	$1,410

Adjusted EBITDA	$1,280	$1,829	$2,014

Corporate Debt to Corporate EBITDA Ratio	3.4x	3.0x	2.8x

In addition, each NEO is evaluated on his or her achievement of individual performance criteria, which include measures that NRG values in the leadership of the business. Such measures may include cost control, succession planning and staff development, and individual performance in furtherance of the Company's goals. Additional criteria may be chosen, as appropriate, and may change from time to time throughout the year. For 2018, individual performance criteria were measured against the achievement of the 2018 components of the Transformation Plan. The 2018 components of the Transformation Plan included the realization of annual cost savings of $500 million, margin enhancements of $30 million and the completion of asset sales totaling $3 billion. The Compensation Committee assesses performance of each NEO relative to the performance criteria applicable to each NEO and adjusts the total AIP award for each NEO by a factor of plus or minus 20%, based on recommendations from the CEO for each NEO other than himself. The Compensation Committee retains sole discretion under the AIP to reduce the amount of, or eliminate any, AIP awards that are otherwise payable under the AIP.

| Executive Compensation	43

AIP Award Opportunity

The target AIP award opportunities for the NEOs for 2018, expressed as a percentage of base salary, are set forth in the table below. Actual AIP payouts can range from fifty percent (50%) of the target percentage to two hundred percent (200%) of the target percentage, which reflects the threshold and maximum AIP award opportunities, respectively.

NAMED EXECUTIVE OFFICER	TARGET (% OF SALARY)[1]	TARGET AIP AWARD AMOUNT ($)
Current Executives

Mauricio Gutierrez	125	1,537,500

Kirkland Andrews	100	675,485

Elizabeth Killinger	75	397,953

Christopher Moser	75	401,625

Robert Gaudette	50	249,518

Former Executives

John Chillemi	75	280,969[2]

David R. Hill	75	298,628[2]

[1]	This assumes that each of the financial performance metrics and all quantitative and qualitative goals are achieved at target levels.
[2]	As a result of Messrs. Chillemi and Hill stepping down from their positions, payments with respect to the AIP award opportunity were made on a pro-rata basis.

2018 AIP Award Performance Criteria

The AIP award performance criteria applicable to all NEOs are based upon our 2018 corporate business strategy and individual performance. The table below sets forth the 2018 AIP performance criteria and weighting applicable to all NEOs.

GOAL	WEIGHT
Adjusted EBITDA[1,2]	35%

Adjusted Free Cash Flow (before growth)[1,3]	35%

Corporate Net Debt to Corporate EBITDA Ratio[4]	30%

Overall Funding	100%

Individual Performance Criteria Modifier	±20%

[1]	Our Statement of Operations and Statement of Cash Flows are found in Item 15—Consolidated Financial Statements to our Annual Report on Form 10-K.
[2]	Net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization (EBITDA), as further adjusted for excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.
[3]	Cash Flow from Operations, excluding changes in nuclear decommissioning trust liability and changes in collateral deposits supporting energy risk management activities, less maintenance and environmental capital expenditures (net of financings) and including net payments to settle acquired derivatives that include financing elements and purchases and sales of emission allowances.
[4]	Corporate Debt is recourse debt to NRG and includes our term loan facility, senior notes, tax exempt bonds and any incremental debt that would either be secured or guaranteed by NRG's guarantor companies or its assets net of cash and cash equivalents. Corporate EBITDA is defined as Adjusted EBITDA (as defined above); less Adjusted EBITDA from non-guarantor companies and equity investments; plus cash distributions from non-guarantor companies and equity investments to the Company and any guarantor of the Company; plus non-cash amortizations excluded by the credit agreement for our senior secured credit facility and the indentures for our senior notes, including equity compensation, nuclear fuel amortization and bad debt expenses.

2018 AIP Payments

As noted above, with respect to AIP awards for 2018, the AIP Gate was $827 million, the Adjusted Free Cash Flow target was $1,128 million, the Adjusted EBITDA goal was $1,829 million, and the Corporate Debt to Corporate EBITDA Ratio goal was 3.0x. For 2018, the AIP Gate was surpassed, the Adjusted Free Cash Flow was above target at approximately $1,179 million, the Adjusted EBITDA was approximately $1,824 million, and the Corporate Debt to Corporate EBITDA Ratio achieved maximum at 2.7x. Each NEO received a modifier based on his or her individual contributions to the achievement of the 2018 components of the Transformation Plan.

44	Executive Compensation |

The AIP awards paid to each of the NEOs for 2018 were:

NAMED EXECUTIVE OFFICER	2018 ANNUALIZED BASE SALARY ($)	AIP TARGET (%)	PERCENT OF TARGET ACHIEVED (%)	INDIVIDUAL PERFORMANCE MODIFIER (%)	AIP PAID ($)
Current Executives

Mauricio Gutierrez	1,230,000	125	136	115	2,406,418

Kirkland Andrews	675,485	100	136	105	965,302

Elizabeth Killinger	530,604	75	136	105	568,695

Christopher Moser	535,500	75	136	110	601,273

Robert Gaudette	499,035	50	136	107.5	365,063

Former Executives

John Chillemi	499,035	75	100	—	280,969	[1]

David R. Hill	530,400	75	100	—	298,628	[1]

[1]	As a result of Messrs. Chillemi and Hill stepping down from their positions, payments with respect to the AIP award opportunity were made on a pro-rata basis.

Long-Term Incentive Compensation

We believe that equity awards directly align our NEOs' interests with those of our stockholders. For our 2018 grants, we awarded our NEOs a combination of RPSU awards, which are based on the Company's TSR performance relative to its peers, and time-based RSU awards. The large majority of long-term incentive compensation (67%) was delivered using RPSUs, demonstrating the Compensation Committee's focus on pay for performance. Due to its retention aspects, we continued to award RSUs, although they comprised only 33% of each NEO's grant date award opportunity for the 2018. We believe that our AIP appropriately focuses our executive team on shorter-term (one-year) financial metrics while emphasizing long-term stockholder value creation (i.e., three-year TSR performance).

Range of LTIP compensation

The aggregate value of equity awards granted to each NEO for fiscal year 2018 was reviewed relative to NEO compensation data from our Compensation Peer Group. Pay Governance provided compensation benchmark data for the Compensation Peer Group, as well as for broader industry practice, to the Compensation Committee. Our practice is to issue annual equity awards on the first trading day of the calendar year. For fiscal year 2018, the grant date was January 2, 2018. The closing price per share of the Company's stock on the grant date was $28.90 per share.

Relative Performance Stock Units

Each RPSU represents the potential to receive one share of common stock after the completion of three years of service from the date of grant based on the Company's TSR performance ranked against the TSR performance of a strongly correlated comparator group (the Performance Peer Group). Relative measures are designed to compensate for externalities, ensuring the program appropriately reflects management's impact on the Company's TSR by including peer companies and indices that are similarly impacted by market conditions.

The payout of shares of common stock at the end of the three-year performance period will be based on the Company's TSR performance percentile rank, compared with the TSR performance of the Performance Peer Group. The following table illustrates the design of our RPSUs in 2018. Additional details regarding RPSU awards are set forth following the Grants of Plan-Based Awards for Fiscal Year ended December 31, 2018 table.

| Executive Compensation	45

RPSU awards granted in 2018 were updated to limit the maximum award value that an NEO may receive to six times (6x) the fair market value of the target award, determined as of the date of grant.

Restricted Stock Units

Each RSU represents the right to receive one share of common stock after the completion of the applicable vesting period. The RSU awards granted in 2018 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period. Occasionally, the Compensation Committee will use alternate RSU vesting periods, but only on an exception basis, such as for a new-hire with a specific skill set or to serve as an enhanced retention tool.

Market Stock Units

Each MSU represents the potential to receive common stock after the completion of three years of service from the date of grant based on absolute NRG stock price change (plus dividends) versus a baseline. The number of shares of common stock to be paid as of the vesting date for each MSU award is equal to a TSR Multiplier times the target MSUs on the date of grant. The "TSR Multiplier" is the 20-trading day average closing price on the vesting date divided by the 20-trading day average closing price on the grant date, taking into account any dividends issued during the performance period, presumed reinvested as of the ex-dividend date. The TSR Multiplier thresholds and the valuation premium attributable to the awards are the features that tie the value of our MSU awards to NRG's performance. Payout of stock for MSU awards are based on TSR performance over the three-year performance period. In 2017, the Compensation Committee replaced MSU awards with RPSU awards. As a result, the last outstanding MSU awards vested in January 2019.

Dividend Equivalent Rights

In connection with awards of RPSUs, RSUs, and MSUs, each NEO also receives DERs, which accrue with respect to the award to which they relate. Accrued DERs are paid at the same time that the shares of common stock underlying each award are delivered to the NEO. No DERs are paid if the underlying shares fail to vest.

Clawbacks

The Company has a "clawback" policy with regard to awards made under the AIP and LTIP in the case of a material financial restatement, including a restatement that was the result of employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that was materially detrimental to the Company. The Compensation Committee retains discretion regarding application of the policy. The policy is incremental to other remedies that are available to the Company. In addition to NRG's clawback policy, if the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley

Act of 2002 (SOX), the CEO and the CFO would also be subject to a clawback, as required by SOX.

Benefits

NEOs participate in the same retirement, life insurance, health and welfare plans as other salaried employees of the Company. To generally support more complicated financial planning and estate planning matters, in 2018 NEOs were reimbursed for personal financial services up to $12,000 and $3,000 for EVPs and SVPs, respectively, not including the financial advisor's travel or out-of-pocket expenses. Additionally, pursuant to the terms of his employment agreement entered into in December 2015, described in more detail in the section entitled "Employment Agreements" below, for 2018, Mr. Gutierrez may receive additional benefits in the form of term life insurance with a death benefit of $7.75 million, and up to $10,000 for reimbursement of disability insurance premiums. We also provide certain security measures for Mr. Gutierrez to address safety concerns given his position as our President and CEO. We paid for the initial procurement, installation and maintenance of personal residential security measures for Mr. Gutierrez. This security program is intended to decrease security threats to Mr. Gutierrez, which is in the best interests of the Company and its stockholders. As such, we believe the costs incurred in implementing these security measures are appropriate, reasonable and necessary, and we do not consider Mr. Gutierrez's overall security program to be a perquisite for his benefit. However, the costs related to Mr. Gutierrez's personal security are reported in the "All Other Compensation" column in the Summary Compensation Table, below. We do not provide any gross-ups on perquisites for executive officers.

Potential Severance and Change-in-Control Benefits

We choose to pay severance and change-in-control benefits to assist with career transitions of our executives as well as to create an environment that provides for an adequate business transition and knowledge transfer during times of change.

Change-in-control agreements are market practice among publicly-held companies. Most often, these agreements are utilized to encourage executives to remain with the company during periods of extreme job uncertainty and to evaluate a potential transaction in an impartial manner. In order to enable a smooth transition during an interim period, change-in-control agreements provide a defined level of security for the executive and the company, enabling a more seamless implementation of a particular acquisition or an asset sale or purchase, and subsequent integration.

Pursuant to his employment agreement, Mr. Gutierrez is entitled to severance payments and benefits in the event

46	Executive Compensation |

of termination of employment under certain circumstances, including following a change-in-control.

Pursuant to the Company's Amended and Restated Executive Change-in-Control and General Severance Plan for Tier IA and Tier IIA Executives (CIC Plan), NEOs other than Mr. Gutierrez are entitled to a change-in-control benefit.

For a more detailed discussion, including the quantification of potential payments, please see the section entitled "Severance and Change-in-Control" following the executive compensation tables below.

Oversight of Risks Related to Compensation Policies

The Compensation Committee is responsible for overseeing risks related to our compensation policies and practices. The Company's Enterprise Risk Management team is responsible for assisting the Compensation Committee with its oversight and analysis of these risks. To assist the Compensation Committee with determining whether the Company's compensation policies and practices subject the Company to unnecessary risk or could potentially motivate employees to take excessive risk, the Company's Enterprise Risk Management team conducted a review of these policies and practices for the 2018 fiscal year and reported to the Compensation Committee its findings as follows:

•
base salaries are a sufficient component of total compensation to discourage excessive risk taking;

•
earnings goals under the Company's AIP are based upon its audited financial statements and the Company believes that the goals are attainable without the need to take inappropriate risks or make material changes to the Company's business or strategy;

•
named executive officers who receive payment under the AIP and the Company's LTIP may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a clawback) if the Company has to prepare an accounting restatement because it is in material noncompliance with any financial reporting requirements or in the case of fraud, embezzlement or other serious misconduct, which discourages risk taking;

•
the Company uses awards under the LTIP that are typically based upon total stockholder return over three-year periods, such as the RPSU awards and the previously issued MSU awards, which mitigates short-term risk taking;

•
because incentive compensation has a large equity component, value is best realized through long-term appreciation of stockholder value, especially when coupled with the stock ownership guidelines, which expose the Company's named executive officers to loss of the value of the retained equity if stock appreciation is jeopardized; and
•
the use of incentive compensation components that are paid or vest over an extended period mitigates against unnecessary or excessive risk taking.

Furthermore, the Enterprise Risk Management team has continued to evaluate and review new or amended compensation policies or practices and has reported its findings to the Compensation Committee, which are consistent with the principles identified above.

As a result of the review, management and the Compensation Committee have concluded that the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company's securities, including prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Company also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company's securities are being pledged.

Other Matters

Stock Ownership Guidelines

The Compensation Committee and the Board require each NEO to hold NRG stock with a value equal to a multiple of his or her base salary until his or her termination, as set forth in the table below. Personal holdings, vested awards and unvested, time-based RSUs count towards the ownership multiple. Unvested relative performance stock units and non-qualified stock options do not count towards the ownership multiple. Although the NEOs are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are attained, except in the event of a hardship or to make a required tax payment, and must maintain their ownership multiple after any such transactions. The current stock ownership for NEOs as of March 1, 2019 is shown below, based on the closing share price of $42.20 on March 1, 2019:

NAMED EXECUTIVE OFFICER	TARGET OWNERSHIP MULTIPLE	ACTUAL OWNERSHIP MULTIPLE
Mauricio Gutierrez	6.0x	21.6x

Kirkland Andrews	2.5x	18.2x

Elizabeth Killinger	2.5x	9.9x

Christopher Moser	2.5x	5.9x

Robert Gaudette	2.0x	5.9x

| Executive Compensation	47

Tax and Accounting Considerations

Section 162(m) of the Code precludes us, as a public company, from taking a tax deduction for individual compensation to any NEO who is a "covered employee" in excess of $1 million, subject to certain exemptions. Prior to 2018, the exemptions included an exclusion of performance-based compensation within the meaning of Section 162(m). The Tax Cuts and Jobs Act, enacted in December 2017, however, amended Section 162(m) and eliminated the exclusion of performance-based compensation from the $1 million limit, subject to certain new exemptions for performance-based compensation that is "grandfathered" compensation within the meaning of amended Section 162(m). The Compensation Committee believes tax deductibility of compensation is an important consideration and, for 2018, the Compensation Committee considered the implications of legislative changes to

Section 162(m) and the possible effect of exemptions for grandfathered plans. However, the Compensation Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result, has not adopted a policy that any particular amount of compensation must be deductible to NRG under Section 162(m).

The Compensation Committee also takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition in accordance with Section 409A of the Code. The Compensation Committee remains informed of and takes into account the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their total alignment with our strategy and long-term goals.

48	Executive Compensation |

Compensation Tables

Summary Compensation Table for Fiscal Year Ended December 31, 2018

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)[1]	BONUS ($)[2]	STOCK AWARDS ($)[3]		OPTION AWARDS ($)[3]	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)[4]	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)		ALL OTHER COMPENSATION ($)	TOTAL ($)
Current Executives

Mauricio Gutierrez
President and Chief	2018	1,230,000	—	5,227,554		—	2,406,418	—		50,976	8,914,948
Executive Officer	2017	1,225,962	—	5,227,515		—	2,550,713	—		45,472	9,049,662
	2016	1,125,000	—	4,781,263		—	2,294,578	—		62,730	8,263,571

Kirkland Andrews
Executive Vice	2018	674,976	—	1,351,000		—	965,302	—		9,829	3,001,107
President and Chief	2017	661,498	—	1,324,493		—	1,150,973	—		22,868	3,159,832
Financial Officer	2016	642,952	150,000	1,028,739		—	1,039,653	—		20,548	2,881,892

Elizabeth Killinger
Executive Vice	2018	530,204	—	1,061,246		—	568,695	—		11,000	2,171,145
President,	2017	519,808	—	1,040,423		—	616,437	—		18,750	2,195,418
Retail	2016	504,634	—	927,010		—	618,502	—		18,550	2,068,696

Christopher Moser
Executive Vice	2018	533,481	—	1,050,035		—	601,273	—		11,000	2,195,789
President,	2017	N/A	N/A	N/A		N/A	N/A	N/A		N/A	N/A
Operations	2016	N/A	N/A	N/A		N/A	N/A	N/A		N/A	N/A

Robert Gaudette
Senior Vice	2018	497,153	—	611,619		—	365,063	—		11,000	1,484,835
President, Business	2017	N/A	N/A	N/A		N/A	N/A	N/A		N/A	N/A
Solutions	2016	N/A	N/A	N/A		N/A	N/A	N/A		N/A	N/A

Former Executives

John Chillemi
Executive Vice	2018	396,932	—	998,093	[5]	—	280,969	—	[6]	965,334	2,641,328
President, National	2017	488,702	—	978,515		—	579,761	39,337		12,800	2,099,115
Business Development	2016	475,001	75,000	760,010		—	549,872	21,521		15,035	1,896,439

David R. Hill
Executive Vice	2018	419,840	—	1,060,816	[5]	—	298,628	—		903,612	2,682,896
President and	2017	519,231	—	1,040,017		—	616,200	—		30,548	2,205,996
General Counsel	2016	500,000	75,000	800,016		—	551,250	—		30,336	1,956,602

[1]	Reflects base salary earnings.
[2]	Represents discretionary income awarded to Messrs. Andrew, Chillemi, and Hill based on exceptional achievements during the fiscal year, above and beyond the performance goals and metrics set forth under the AIP.
[3]	Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison—Stock Compensation. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15—Consolidated Financial Statements. For performance-based RPSU awards granted in 2018, if the maximum level of performance is achieved, the fair value will be approximately $7,004,911 for Mr. Gutierrez, $1,810,320 for Mr. Andrews, $1,422,072 for Ms. Killinger, $1,407,049 for Mr. Moser, and $819,562 for Mr. Gaudette.
[4]	The amounts shown in this column represent the AIP awards paid to the NEOs. Further information regarding the AIP awards is included in the "2018 Bonuses" section of this Proxy Statement.
[5]	Amounts shown for Messrs. Chillemi and Hill reflect $502,282 and $533,867 in forfeited RPSU awards, respectively, and $247,557 and $263,106 in forfeited RSU awards, respectively.
[6]	Mr. Chillemi recorded a negative change in the value of the NRG Pension Plan for Non-Bargained Employees for fiscal year 2018 of negative $23,003.

| Executive Compensation	49

The amounts provided in the Non-Equity Incentive Plan Compensation column represent values earned under NRG's 2018, 2017 and 2016 AIP payable in March 2019, March 2018, and March 2017, respectively. NEOs were provided the opportunity to earn a cash incentive payment based on the attainment of certain pre-established Company and individual goals for fiscal years 2018, 2017 and 2016. The performance criteria and weight given to each NEO are described in detail in this CD&A. The dollar amounts in the table represent payments made for actual 2018, 2017 and 2016 Company performance.

The amounts provided in the All Other Compensation column represent the additional benefits payable by NRG and include insurance benefits, the employer match under the Company's 401(k) plan, financial counseling services up to $12,000 and $3,000 for EVPs and SVPs, respectively, including the financial advisor's travel or out-of-pocket expenses, and the amount payable under NRG's all-employee discretionary contribution to the 401(k) plan. The amounts provided in the All Other Compensation column also include termination payments to Messrs. Chillemi and Hill, which consists of severance payments and a lump sum payment for accrued but unused paid time off, as well as payments for the security program for Mr. Gutierrez. The following table identifies the additional compensation for each NEO.

NAME	YEAR	LIFE INSURANCE REIMBURSEMENT ($)	DISABILITY INSURANCE ($)	FINANCIAL ADVISOR SERVICES ($)	401(K) EMPLOYER MATCHING CONTRIBUTION ($)	401(K) DISCRETIONARY CONTRIBUTION ($)	LEGAL SERVICES ($)	TERMINATION PAYMENTS ($)	SECURITY PROGRAM ($)	TOTAL ($)
Current Executives

Mauricio Gutierrez	2018	4,952	10,271	12,045	11,075	—	—	—	12,633	50,976
	2017	4,952	9,794	12,052	10,724	7,950	—	—	—	45,472
	2016	4,952	9,331	11,897	10,600	7,950	18,000	—	—	62,730

Kirkland Andrews	2018	—	—	2,991	6,838	—	—	—	—	9,829
	2017	—	—	4,447	10,471	7,950	—	—	—	22,868
	2016	—	—	2,117	10,481	7,950	—	—	—	20,548

Elizabeth Killinger	2018	—	—	—	11,000	—	—	—	—	11,000
	2017	—	—	—	10,800	7,950	—	—	—	18,750
	2016	—	—	—	10,600	7,950	—	—	—	18,550

Christopher Moser	2018	—	—	—	11,000	—	—	—	—	11,000
	2017	N/A	N/A	N/A	N/A	N/A	N/A	—	—	N/A
	2016	N/A	N/A	N/A	N/A	N/A	N/A	—	—	N/A

Robert Gaudette	2018	—	—	—	11,000	—	—	—	—	11,000
	2017	N/A	N/A	N/A	N/A	N/A	N/A	—	—	N/A
	2016	N/A	N/A	N/A	N/A	N/A	N/A	—	—	N/A

Former Executives

John Chillemi	2018	—	—	7,500	11,000	—	—	946,834	—	965,334
	2017	—	—	2,000	10,800	—	—	—	—	12,800
	2016	—	—	4,435	10,600	—	—	—	—	15,035

David R. Hill	2018	—	—	7,687	11,065	—	—	884,860	—	903,612
	2017	—	—	12,000	10,598	7,950	—	—	—	30,548
	2016	—	—	11,815	10,571	7,950	—	—	—	30,336

50	Executive Compensation |

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2018

				ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	GRANT DATE FAIR VALUE OF STOCK AND OPTION

NAME	AWARD TYPE	GRANT DATE	APPROVAL DATE	THRESHOLD ($)[1]	TARGET ($)[2]	MAXIMUM ($)[3]	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	OR UNITS (#)	AWARDS ($)[4]
Current Executives

Mauricio Gutierrez	AIP	—	—	768,750	1,537,500	3,075,000	—	—	—	—	—
	RPSU	1/2/2018	12/7/2017	—	—	—	24,479	97,916	195,832	—	3,502,455
	RSU	1/2/2018	12/7/2017	—	—	—	—	—	—	59,692	1,725,099

Kirkland Andrews	AIP	—	—	337,743	675,485	1,350,970	—	—	—	—	—
	RPSU	1/2/2018	11/30/2017	—	—	—	6,326	25,305	50,610	—	905,160
	RSU	1/2/2018	11/30/2017	—	—	—	—	—	—	15,427	445,840

Elizabeth Killinger	AIP	—	—	198,977	397,953	795,906	—	—	—	—	—
	RPSU	1/2/2018	11/30/2017	—	—	—	4,969	19,878	39,756	—	711,036
	RSU	1/2/2018	11/30/2017	—	—	—	—	—	—	12,118	350,210

Christopher Moser	AIP	—	—	200,813	401,625	803,250	—	—	—	—	—
	RPSU	1/2/2018	11/30/2017	—	—	—	4,917	19,668	39,336	—	703,524
	RSU	1/2/2018	11/30/2017	—	—	—	—	—	—	11,990	346,511

Robert Gaudette	AIP	—	—	124,759	249,518	499,035	—	—	—	—	—
	RPSU	1/2/2018	11/30/2017	—	—	—	2,864	11,456	22,912		409,781
	RSU	1/2/2018	11/30/2017	—	—	—	—	—	—	6,984	201,838

Former Executives

John Chillemi	AIP	—	—	187,138	—	—	—	—	—	—	—
	RPSU	1/2/2018	11/30/2017	—	—	—	4,673	18,695	37,390	—	668,720	[5]
	RSU	1/2/2018	11/30/2017	—	—	—				11,397	329,373	[5]

David R. Hill	AIP	—	—	198,900	397,800	795,600	—	—	—	—	—
	RPSU	1/2/2018	11/30/2017	—	—	—	4,967	19,870	39,740	—	710,750	[5]
	RSU	1/2/2018	11/30/2017	—	—	—	—	—	—	12,113	350,066	[5]

[1]	Threshold non-equity incentive plan awards include annual incentive plan threshold payments, as presented in the CD&A.
[2]	Target non-equity incentive plan awards include annual incentive plan target payments, as presented in the CD&A.
[3]	Maximum non-equity incentive plan awards include annual incentive plan maximum payments, as presented in the CD&A.
[4]	Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison—Stock Compensation. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15—Consolidated Financial Statements.
[5]	Amounts shown for Messrs. Chillemi and Hill reflect $502,282 and $533,867 in forfeited RPSU awards, respectively, and $247,557 and $263,106 in forfeited RSU awards, respectively.

2018 Annual Incentive Plan

NEOs were provided the opportunity to earn an AIP awards based on the attainment of certain pre-established Company and individual goals for fiscal year 2018. The performance criteria and weight given to each are described in detail in the CD&A. The dollar amount of the possible AIP award payments for achieving the threshold, target or maximum levels of performance during the fiscal year 2018 are shown in the above table. If the Company is required to prepare an accounting restatement because it is in material noncompliance with any financial reporting requirements, then any NEO who has received a payment under the AIP may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a clawback).

2018 Long-Term Equity Incentives

Long-term equity incentive grants to NEOs in 2018 consisted of RPSU awards and RSU awards. Consistent with our policy, these awards were granted to NEOs as of the first trading day of the fiscal year, i.e., January 2, 2018. Awards under the Company's LTIP contain a "double trigger" provision, meaning the vesting of the awards will not accelerate unless there is a termination of employment in connection with a change-in-control.

Relative Performance Stock Units

Each RPSU represents the potential to receive common stock after the completion of three years of service from the date of grant based on the Company's TSR performance ranked against the TSR performance of the Performance Peer Group. The payout of shares of common stock at the end of the three-year performance period will be based on the Company's TSR performance percentile rank, compared with the TSR performance of the

| Executive Compensation	51

Performance Peer Group. To ensure a rigorous program design, the target-level payout (100% of shares granted) requires the Company to perform above median, at the 55th percentile. To induce management to achieve greater than target-level performance in a down market, in the event that NRG's TSR performance declines by more than 15% over the performance period, target-level payout (100% of shares granted) will require an even greater achievement at the 65th percentile performance. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.

In the event relative performance is below the 25th percentile, the award is forfeited. In the event relative performance is at the 25th percentile, the quantity of shares paid out is equal to 25% of target. In the event relative performance is between the 25th percentile and the 55th percentile (or the 65th percentile if our TSR performance declines by more than 15% over the performance period), payout will be based on an interpolated calculation. In the event relative performance reaches the 55th percentile (or the 65th percentile if our TSR performance declines by more than 15% over the performance period), 100% of the target award will be paid. In the event relative performance is between the 55th percentile (or the 65th percentile if our TSR performance declines by more than 15% over the performance period) and the 75th percentile, payout will be based on an interpolated calculation. In the event relative performance is at or above the 75th percentile, the quantity of shares paid out is equal to 200% of target. RPSU awards granted in 2018 were updated to limit the maximum award value that an NEO may receive to six times the fair market value of the target award, determined as of the date of grant.

If the NEO's employment is terminated as a result of a change-in-control, a final RPSU award, if any, will be determined by the Compensation Committee. If the NEO's employment is terminated for any reason other than death, a qualifying disability, a qualifying retirement, or, with respect to any NEO who is a SVP at the time of grant, an eligible termination (as described below), including, without limitation, termination of service as a result of voluntary resignation or termination for cause, the RPSU award will expire and be forfeited. In the event of a termination of service by reason of death or a qualifying disability, whereby the NEO's employment is terminated due to a total and permanent disability, the RPSU award will vest in full at the target level and the common stock underlying the award will be issued to the NEO or in the case of death, the NEO's legal representatives, heirs, legatees, or distributees. A qualifying retirement occurs in the event that an NEO, who is at least 55 years of age at the time of retirement, retires with more than 10 years of service to the Company. In such event, if the retirement occurs at least 12 months after the grant date, the final RPSU award will continue to vest throughout the remainder of the performance period. In addition to these rights, SVPs who are such at the time of grant are also entitled to a pro-rata award in the event of an eligible termination, which means an involuntary termination of service in connection with the sale of a business segment, restructuring or reduction in workforce.

Restricted Stock Units

Each RSU represents the right to receive one share of common stock as of the vesting date for the award. RSU awards granted in 2018 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period. If the NEO's employment is terminated as a result of a change-in-control, an RSU award vests in full upon the later of such change-in-control or termination of employment and the common stock underlying the RSU shall be issued and delivered to the NEO. Any unvested portion of the RSU award is forfeited if the NEO's employment is terminated for any reason other than death of the NEO, a qualifying disability, a qualifying retirement, or, with respect to an NEO who is a SVP at the time of grant, an eligible termination (as described below), including, without limitation, termination of service as a result of voluntary resignation or termination for cause. In the event of a termination of service by reason of death or a qualifying disability, whereby the NEO's employment is terminated due to a total and permanent disability, the RSU award will vest in full and the common stock underlying the award will be issued to the NEO or in the case of death, the NEO's legal representatives, heirs, legatees, or distributees. A qualifying retirement occurs in the event that an NEO, who is at least 55 years of age at the time of retirement, retires with more than 10 years of service to the Company. In such event, if the retirement occurs at least 12 months after the grant date, the unvested portion of an RSU award will continue to vest according to the vesting schedule. In addition to these rights, SVPs who are such at the time of the grant are also entitled to a pro-rata award in the event of an eligible termination, which means an involuntary termination of service in connection with the sale of a business segment, restructuring or reduction in workforce.

52	Executive Compensation |

Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended December 31, 2018

	OPTION AWARDS				STOCK AWARDS

	NUMBER OF	NUMBER OF			NUMBER OF	MARKET VALUE OF	EQUITY INCENTIVE PLAN AWARDS

NAME	SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)[1]	SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	NUMBER OF UNEARNED SHARES THAT HAVE NOT VESTED (#)[2]	MARKET VALUE OF UNEARNED SHARES THAT HAVE NOT VESTED ($)[3]
Current Executives

Mauricio Gutierrez	—	—	—	—	290,024	11,484,950	535,681	21,212,968

Kirkland Andrews	—	—	—	—	68,557	2,714,857	127,906	5,065,078

Elizabeth Killinger	4,500	—	23.87	1/4/2020	57,256	2,267,338	105,886	4,193,086
	14,200	—	19.83	1/3/2021	—	—	—	—

Christopher Moser	6,100	—	20.86	10/15/2020	38,825	1,537,470	70,894	2,807,402
	14,200	—	19.83	1/3/2021	—	—	—	—

Robert Gaudette	3,840	—	38.33	3/11/2020	56,297	2,229,361	57,030	2,258,388
	11,197	—	31.34	2/22/2021	—	—	—	—

Former Executives

John Chillemi	—	—	—	—	—	—	94,495	3,742,002

David R. Hill	—	—	—	—	—	—	100,081	3,963,208

[1]	These amounts represent RSU awards vesting as follows:

NAME	NUMBER OF RSUs VESTED ON 1/2/2019	NUMBER OF RSUs VESTED ON 1/3/2019	NUMBER OF RSUs VESTED ON 1/4/2019	NUMBER OF RSUs VESTED ON 1/6/2019	NUMBER OF RSUs VESTING ON 1/2/2020	NUMBER OF RSUs VESTING ON 1/3/2020	NUMBER OF RSUs VESTING ON 1/6/2020	NUMBER OF RSUs VESTING ON 1/2/2021
Current Executives

Mauricio Gutierrez	19,877	46,704	136,845	—	19,877	46,844	—	19,877

Kirkland Andrews	5,137	11,833	29,444	—	5,137	11,869	—	5,137

Elizabeth Killinger	4,035	9,295	26,532	—	4,035	9,324	—	4,035

Christopher Moser	3,992	5,584	15,662	—	3,993	5,601	—	3,993

Robert Gaudette	2,325	5,305	12,935	12,860	2,326	5,321	12,899	2,326

Former Executives

John Chillemi	—	—	—	—	—	—	—	—

David R. Hill	—	—	—	—	—	—	—	—

[2]	These amounts represent RPSU awards and MSU awards vesting as follows:

NAME	NUMBER OF RPSUs VESTING ON 1/3/2020	NUMBER OF RPSUs VESTING ON 1/2/2021	NUMBER OF MSUs VESTED ON 1/4/2019
Current Executives

Mauricio Gutierrez	220,140	97,916	217,625

Kirkland Andrews	55,777	25,305	46,824

Elizabeth Killinger	43,814	19,878	42,194

Christopher Moser	26,320	19,668	24,906

Robert Gaudette	25,004	11,456	20,570

Former Executives

John Chillemi	41,207	18,695	34,593

David R. Hill	43,797	19,870	36,414

[3]	Assumes achievement at target award levels for 2016 MSU, 2017 MSU, and 2018 RPSU awards as discussed in the CD&A. On January 4, 2019, the 2016 MSU awards vested at 200% of target based on TSR performance over the three-year performance period.

| Executive Compensation	53

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2018

	OPTION AWARDS			STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)		VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)[1,3]	VALUE REALIZED ON VESTING ($)[2]
Current Executives

Mauricio Gutierrez	—		—	95,786	2,767,276

Kirkland Andrews	—		—	60,704	1,754,108

Elizabeth Killinger	—		—	43,506	1,257,136

Christopher Moser	15,200		203,303	25,777	744,843

Robert Gaudette	1,683		9,130	34,923	1,006,969

Former Executives

John Chillemi	15,495	[4]	110,903	57,631	1,919,776

David R. Hill	—		—	78,829	2,546,615

[1]	Includes number of DERs that vested and converted to common stock pursuant to underlying awards vested in 2017.
[2]	Awards and DERs values that vested on January 2, 2018 are based on a share price of $28.90. Awards and DERs values that vested on January 3, 2018 are based on a share price of $28.88. Awards and DERs values that vested on January 4, 2018 are based on a share price of $28.55. Awards and DERs values that vested on January 6, 2018 are based on a share price of $28.73, which is the share price on January 5, 2018. Awards and DERs values that vested on October 9, 2018 are based on a share price of $37.42.
[3]	Represents the following:

	RSUs AND UNDERLYING DERs		MSUs AND UNDERLYING DERs

NAME	NUMBER OF RSUs GRANTED (#)	NUMBER OF DERs VESTED (#)	NUMBER OF MSUs GRANTED (#)	NUMBER OF DERs VESTED (#)
Current Executives

Mauricio Gutierrez	62,134	1,160	30,744	1,748

Kirkland Andrews	27,264	948	30,744	1,748

Elizabeth Killinger	20,095	670	21,517	1,224

Christopher Moser	11,959	395	12,701	722

Robert Gaudette	23,428	409	10,490	596

Former Executives

John Chillemi	43,939	1,058	11,954	680

David R. Hill	52,121	1,439	23,909	1,360

[4]	Such shares were acquired upon the exercise of options by Mr. Chillemi when he was no longer a Section 16 reporting person.

54	Executive Compensation |

Pension Benefits for Fiscal Year Ended December 31, 2018

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Current Executives

Mauricio Gutierrez	—	—	—	—

Kirkland Andrews	—	—	—	—

Elizabeth Killinger	—	—	—	—

Christopher Moser	—	—	—	—

Robert Gaudette	—	—	—	—

Former Executives

John Chillemi	NRG Pension Plan for Non-Bargained Employees	15.25	224,430	0

David R. Hill	—	—	—	—

The NRG Pension Plan for Non-Bargained Employees provides qualified retirement income benefits to most NRG employees who were hired prior to December 5, 2003. The plan was closed to new employees as of that date. Mr. Chillemi was the only NEO eligible to receive benefits under this plan. He was covered under the "Final Average Pay" formula which provides a single life annuity equal to 1% of three year average pay times years of credited service. The service period was frozen as of April 1, 2001. However, pay continued to grow. Annual pension earnings included base pay and was capped by the Internal Revenue Service qualified plan pay limit each year. For example, the 2018 pay limit was $225,000. Pension benefits are 100% vested after five years of service and a participant may retire as early as age 50. At retirement, the participant will receive a monthly annuity. None of the NEOs are covered by any nonqualified pension programs. Actuarial equivalent annuities are determined using factors defined in a plan document. For additional information on the assumptions used in calculating the present value of the accumulated benefit under the plan, see Item 15—Consolidated Financial Statements in our Annual Report on Form 10-K.

Employment Agreements

Mr. Gutierrez serves as the President and CEO of the Company pursuant to the terms of an employment agreement with the Company effective December 3, 2015. The term of the employment agreement will continue until the date that Mr. Gutierrez's employment is terminated by either Mr. Gutierrez or the Company.

Each year, Mr. Gutierrez's base salary will be reviewed and may be increased by the Board. The Board may decrease Mr. Gutierrez's base salary solely in the case of an across the board adjustment for senior executives, but not in excess of the same percentage as other senior executives as a group. Pursuant to the terms of the employment agreement, for the 2018 fiscal year, Mr. Gutierrez is eligible to receive an annual incentive award with a target amount of up to 125% of his base salary, and an additional maximum incentive award with a target amount of up to 125% of his base salary, each based upon the achievement of criteria determined at the beginning of the fiscal year by the Compensation Committee with input from Mr. Gutierrez.

The employment agreement also provides that Mr. Gutierrez is eligible to participate in the Company's LTIP in accordance with its terms. For the 2019 fiscal year, Mr. Gutierrez's target LTIP award is 425% of his base salary. Mr. Gutierrez is also entitled to health, welfare and retirement benefits, term life insurance of $7.75 million, five weeks paid vacation, and coverage under the Company's director and officer liability insurance coverage, in addition to reimbursement of reasonable business expenses, financial planning expenses, and disability insurance premiums. Mr. Gutierrez's employment agreement also entitles him to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described and quantified under the section "Severance and Change-in-Control" below. In addition, under the employment agreement, the Company has agreed to indemnify Mr. Gutierrez against any claims arising as a result of his position with the Company to the maximum extent permitted by law.

The Company has not entered into employment agreements with NEOs other than Mr. Gutierrez.

Severance and Change-In-Control
Mr. Gutierrez

Pursuant to his employment agreement, Mr. Gutierrez may be entitled to severance payments and benefits in the event of termination of employment, including termination following a change-in-control.

| Executive Compensation	55

In the event Mr. Gutierrez's employment with the Company is terminated by the Company "without cause" or by Mr. Gutierrez for "good reason" (including a reduction of his base salary), Mr. Gutierrez will be entitled to two times his base salary (without regard for any reduction of base salary); 50% of the bonus he would have received upon satisfaction of the underlying performance conditions, prorated for the number of days he was employed with the Company in the year of termination; immediate vesting of the 2016 LTIP Award to the extent not already vested; reimbursement for COBRA benefits continuation cost for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.

In the event Mr. Gutierrez's employment with the Company is terminated by the Company "without cause" or by Mr. Gutierrez for "good reason" (including a reduction on his base salary), each within 24 months following a change-in-control, in lieu of the above severance benefits, Mr. Gutierrez will be entitled to three times the sum of (i) his base salary (without regard for any reduction of base salary) and (ii) his target annual bonus for the year of termination. Mr. Gutierrez will also be entitled to a payment equal to the bonus he would have received upon satisfaction of the underlying performance conditions, prorated for the number of days he was employed with the Company in the year of termination; immediate vesting of the 2016 LTIP Award to the extent not already vested; reimbursement for COBRA benefits continuation cost for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.

In the event Mr. Gutierrez's employment with the Company is terminated due to his death or disability, Mr. Gutierrez (or his estate) will be entitled to receive 50% of the target annual bonus, prorated for the number of days he was employed with the Company in the year of termination; earned but unpaid base salary, bonuses, deferred compensation, vacation pay and retirement benefit.

As the Company has eliminated all tax gross-ups for all NEOs, if an excise tax under section 4999 of Internal Revenue Code (Code) would be triggered by any payments under the employment agreement or otherwise upon a change in control, the Company will either (a) pay Mr. Gutierrez any amounts subject to section 4999 of the Code (and Mr. Gutierrez will be responsible for the excise tax), or (b) reduce such payments so that no amounts are subject to section 4999 of the Code, whichever results in a better after-tax amount for Mr. Gutierrez (known as the "best net" approach).

Under Mr. Gutierrez's employment agreement, Mr. Gutierrez agrees not to divulge confidential information and, during and for a period of one year after the termination of the employment agreement, disparage or compete with the Company, or solicit the customers or employees of the Company.

All Other NEOs

Under the CIC Plan, the NEOs other than Mr. Gutierrez are entitled to a general severance benefit equal to 1.5 times base salary in the event of involuntary termination without cause payable in a lump sum amount and reimbursement for COBRA benefits continuation cost for a period of 18 months.

The CIC Plan also provides a change-in-control benefit in the event that within six months prior to or 24 months following a change-in-control, NEO employment is either involuntarily terminated by the Company without cause or voluntarily terminated by the executive for good reason. The change-in-control benefit consists of an amount equal to 2.99 and 2.0 for Executive Vice Presidents and Senior Vice Presidents, respectively, times the sum of the executive's base salary plus the annual target incentive for the year of termination, payable in a lump sum amount; an amount equal to the NEO's target bonus for the year of termination, prorated for the number of days during the performance period that the NEO was employed by the Company; and reimbursement for COBRA benefits continuation cost for a period of 18 months. In the event of a change-in-control, vesting of equity awards will not accelerate unless the NEO is terminated in connection with the change-in-control.

As with Mr. Gutierrez's employment agreement, under the CIC Plan, the applicable executive agrees not to divulge confidential information and, during and for a period of one year after the termination of the employment agreement, disparage or compete with the Company, or solicit the customers or employees of the Company.

In general, a "change-in-control" occurs in the event: (a) any person or entity becoming the direct or indirect beneficial owner of 50% or more of the Company's voting stock, (b) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated and the previous stockholders of the Company fail to own at least 50% of the combined voting power of the resulting entity or (d) the stockholders approve a plan or proposal to liquidate or dissolve the Company.

An involuntary termination for "cause" means the NEO's termination by the Company because of (i) the NEO's conviction of, or agreement to a plea of nolo contendere to, a felony or other crime involving moral turpitude, (ii) willful failure to perform his or her duties or willful gross neglect or willful gross misconduct, (iii) the NEO's performance of any material act of theft, fraud,

56	Executive Compensation |

malfeasance or dishonesty, (iv) the NEO's breach of any written agreement between the NEO and the Company or a violation of the Company's code of conduct or other written policies, and (v) any material breach of the NEO's obligations to the Company with respect to confidentiality, noncompetition, nonsolicitation and nondisparagement. An involuntary termination for any other reason is without "cause." A voluntary termination for "good reason" means the resignation of the NEO in the event of a material reduction in his or her compensation or benefits, a material diminution in his or her title, authority, duties or responsibilities, or the failure of a successor to the Company to assume the CIC Plan. In the case of Mr. Gutierrez only, "good reason" also includes any material failure by the Company to comply with his employment agreement, his removal from the Board, the failure to elect him to the Board during any regular election, or a change in reporting structure of the Company requiring Mr. Gutierrez to report to anyone other than the Board. The amount of compensation payable to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2018, and including payments that would have been earned as of such date. However, the amounts shown below do not include benefits payable under the 401(k) plan. Messrs. Chillemi and Hill are excluded from the table because their employment terminated on October 1, 2018. The severance payments made to Messrs. Chillemi and Hill are reported in the "All Other Compensation" column in the Summary Compensation Table, above.

NAMED EXECUTIVE OFFICER	INVOLUNTARY TERMINATION NOT FOR CAUSE ($)		VOLUNTARY TERMINATION FOR GOOD REASON ($)		INVOLUNTARY NOT FOR CAUSE OR VOLUNTARY FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL ($)	DEATH ($)	DISABILITY ($)
Mauricio Gutierrez	17,730,008		17,730,008		43,152,609	34,051,037	34,051,037

Kirkland Andrews	1,043,549		1,043,549		10,291,645	8,587,045	8,587,045

Elizabeth Killinger	826,228		826,228		9,779,287	6,972,580	6,972,580

Christopher Moser	3,405,345	[1]	3,405,345	[1]	7,648,621	4,816,296	4,816,296

Robert Gaudette	3,768,602	[1]	3,768,602	[1]	7,571,910	4,930,387	4,930,387

[1]	Includes outstanding equity issued as SVPs which contain termination provisions as described in more detail in the section of this CD&A entitled "Long-Term Incentive Compensation."

CEO Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2018, the total compensation of Mauricio Gutierrez, our President and Chief Executive Officer, of $8,914,948, as shown in the Summary Compensation Table (CEO Compensation), was approximately 77 times the total compensation of a median employee, calculated in the same manner, of $115,122.

We calculated the ratio of the pay of our Chief Executive Officer to that of our median employee as permitted under SEC rules. As of December 31, 2018, we and our consolidated subsidiaries had 4,863 employees in the United States and 218 employees located in Australia. As allowed under Item 402 of Regulation S-K, we excluded the 218 employees in Australia from our median employee determination, which represented less than 5% of our total employees.

For purposes of determining the median employee, we compared the total taxable wages as reported on each employee's Form W-2, as of December 31, 2018, for all individuals, other than our chief executive officer, who were employed by us on December 31, 2018 (whether employed on a full-time, part-time, or seasonal basis). We then identified a median employee from that group for purposes of preparing the ratio of chief executive officer pay to median employee pay. We calculated the compensation for our median employee based upon the same components of compensation used to determine CEO Compensation. We believe that the ratio of CEO Compensation to that of this median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Realized Pay in 2018

NEO compensation for 2018 consisted of (i) base salary, earned and paid during the 2018 fiscal year, (ii) short-term incentive compensation pursuant to our AIP earned during the 2018 fiscal year, (iii) RSU awards that were granted in January 2016 and vested at the end of the following three-year period, (iv) approximately one-third of RSUs that were granted in January 2017 and January 2018, which vested on the one-year and two-year anniversary of the

| Executive Compensation	57

grant date, respectively and (v) MSU awards that were granted in January 2016, whose realized value at the end of the three-year performance period (January 4, 2019) was based upon the Company's TSR performance over the three-year performance period following the grant date.

The Compensation Committee believes that in 2018, the Company's compensation of its NEOs was aligned with our stock performance and our stockholder interests. During the three-year period of January 1, 2015 through December 31, 2018, the Company's TSR increased 247% with an accompanying increase of $7.5 billion in market capitalization.

By way of comparison, the CEO's target compensation over this period was $8.7 million comprised of $1.2 million in 2018 base salary, $1.5 million with respect to the CEO's 2018 target AIP Award, $3.2 million in grant date fair value

(GDFV) for the CEO's 2016 target MSU award, and $2.8 million of GDFV in RSU awards. The RSU GDFV includes the full value of the 2016 three year cliff vesting RSU award, one-third of the 2017 ratable vesting RSU award, and one-third of the 2018 ratable vesting RSU award. The CEO's realized compensation was $29.1 million comprised of $1.2 million in 2018 base salary, $2.4 million in 2018 realized AIP Award, $17.5 million in MSU vested value, and $8 million in RSU vested value. Over 95% of the incremental difference between CEO target and realized value is driven by NRG's exceptional TSR performance over the period.

Beginning in 2019, target and realized compensation will no longer include cliff vested RSU awards that fully vest at the end of the respective three-year period.

58	Executive Compensation |

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
E. Spencer Abraham Heather Cox Anne C. Schaumburg

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and any written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements were timely met during the 2018 fiscal year.

Compensation Committee Report on Executive Compensation Compensation Committee Interlocks and Insider Participation
❘ Section 16(A) Beneficial Ownership Reporting Compliance	59

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting process. The Audit Committee's function is more fully described previously in this Proxy Statement and in its charter. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that two of the three members of the Audit Committee, William E. Hantke and Anne C. Schaumburg, met the requirements of an "audit committee financial expert." The Board has further determined that Matthew Carter, Jr. met the "financial literacy" requirements set forth in the listing standards under the New York Stock Exchange.

Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent registered public accounting firm for the fiscal year 2018, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company's internal control over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2018 with the Company's management and has discussed with KPMG LLP the matters required to be discussed. In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, "Communication with Audit Committees," and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management's report and KPMG LLP's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Audit Committee:
William E. Hantke, Chair Matthew Carter, Jr. Anne C. Schaumburg

60	Audit Committee Report |

Independent Registered Public Accounting Firm

Audit and Nonaudit Fees

The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2018, and December 31, 2017.

	YEAR ENDED DECEMBER 31,

	2018	2017
	(IN THOUSANDS)
Audit Fees	$12,301	$13,714
Audit-Related Fees	—	—
Tax Fees	4,980	3,898
All Other Fees	—	—

Total	$17,281	$17,612

Audit Fees

For 2018 and 2017 audit services, KPMG LLP billed us approximately $12,300,900 and $13,713,500, respectively, for the integrated audit of the Company's annual consolidated financial statements, internal control over financial reporting, and the review of the Company's quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with subsidiary financial statement audits. The audit fees for 2018 include approximately $2,510,400 of audit fees incurred by Clearway and certain of its consolidated subsidiaries, which amounts were paid directly by Clearway or such consolidated subsidiary, as applicable.

Audit-Related Fees

No audit-related fees were billed to us by KPMG LLP for 2018 and 2017.

Tax Fees

Tax fees relate to services provided for tax compliance, tax planning, advice on mergers and acquisitions, technical assistance, and advice on both domestic and international matters. For 2018 and 2017 tax services, KPMG LLP billed us approximately $4,980,062 and $3,897,654, respectively.

All Other Fees

There were no other fees billed to us by KPMG LLP for 2018 and 2017.

Policy on Audit Committee Pre-Approval

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.

The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.

Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

The Audit Committee has authorized its Chair to pre-approve services in amounts up to $500,000 per engagement. Engagements exceeding $500,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

| Independent Registered Public Accounting Firm	61

Questions and Answers

What is the Purpose of the Annual Meeting?

The purpose of the Annual Meeting is to:

  1.
  elect ten directors;

  2.
  approve, on a non-binding advisory basis, the Say on Pay Proposal;

  3.
  ratify the KPMG LLP Appointment Proposal;

  4.
  vote on the Political Expenditures Stockholder Proposal, if properly presented at the meeting;

  5.
  conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.

Who is Entitled to Vote at the Annual Meeting?

All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our common stock at the close of business on March 1, 2019, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.

Many stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•
Stockholder of Record—If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

•
Beneficial Owner—If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you follow the procedures of your broker, trustee or nominee for obtaining a legal proxy. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use to vote in person at the annual meeting.

How Many Votes do I Have?

You have one vote for each share of our common stock you owned as of the record date for the Annual Meeting.

What are the Recommendations of the Board of Directors?

The Board recommends a vote:

  1.
  FOR the election of the director nominees;

  2.
  FOR the approval, on a non-binding advisory basis, of the Say on Pay Proposal;

  3.
  FOR the ratification of the KPMG LLP Appointment Proposal; and

  4.
  AGAINST the Political Expenditures Stockholder Proposal.

If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Mauricio Gutierrez or Christine A. Zoino, will have the discretion to vote your shares.

How Many Votes Must be Present to Hold the Annual Meeting?

We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are represented in person or by proxy at the Annual Meeting. As of the record date, 278,975,616 shares of our common stock, representing the same number of votes, were outstanding. The presence of the holders of at least 139,487,809 shares of our common stock will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see "What are abstentions and broker non-votes and how are they treated?"

62	Questions and Answers |

What Vote is Required to Approve Each Proposal?
  1.
  Election of Directors—The nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast at the Annual Meeting. A majority of the votes cast means that the number of shares voted "FOR" the director nominee must exceed the number of votes cast "AGAINST" that director nominee. In a contested election, each director nominee will be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the director nominees who receive the most votes will be elected to fill the available seats on the Board.

  2.
  Say on Pay Proposal—This proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and if there are a significant number of votes against this proposal, the Board and the Compensation Committee will consider stockholders' concerns and evaluate actions necessary to address those concerns.

  3.
  Ratification of the KPMG LLP Appointment Proposal—This proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

  4.
  Political Expenditures Stockholder Proposal—This proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If approved by stockholders, the Political Expenditures Disclosure Proposal, which is advisory in nature, would constitute a recommendation to the Board that the Company provide disclosure regarding its political expenditures.
What are Abstentions and Broker Non-Votes and How are They Treated?

An abstention occurs when a stockholder abstains from voting or does not vote on a proposal. A "broker non-vote" occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the ratification of KPMG LLP's appointment for the 2019 fiscal year, but not on the other proposals. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:

PROPOSAL	TREATMENT OF ABSTENTIONS	TREATMENT OF BROKER NON-VOTES
1. Election of Directors	Not considered votes properly cast and therefore will have no effect on this proposal.	No effect on this proposal.

2. Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.

3. Ratification of KPMG LLP's Appointment	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.

4. Political Expenditures Stockholder Proposal, if properly presented at the meeting	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.

| Questions and Answers	63

How Do I Vote?

If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee, or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or in person at the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee, or nominee.

•
Vote By Internet:  If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on April 24, 2019 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

•
Vote By Telephone:  If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on April 24, 2019. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

•
Vote By Mail:  If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to April 25, 2019, the Annual Meeting date.

•
Vote In Person:  For information on how record holders and beneficial owners of shares held in street name can vote in person, please refer to "How can I vote at the Annual Meeting if I attend in person?" below. Record holders, beneficial owners and legal proxy holders should also refer to "What should I bring to the Annual Meeting if I attend in person?" below for the Annual Meeting admission and voting requirements. Stockholders holding shares in a joint account may attend the meeting if they provide proof of joint ownership, and if each Stockholder follows the admission requirements described below.
May I Change My Vote?

You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting.

For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee, or nominee, or by obtaining a legal proxy from your broker and voting your shares by ballot at the Annual Meeting.

What Should I Bring to the Annual Meeting if I Attend in Person?

Registration for the Annual Meeting will begin at 8 a.m., Central Time. Please allow ample time for check-in. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. For admission to the Annual Meeting, all individuals attending must provide personal identification (such as a driver's license or passport), as well as the following:

If you are a record holder (i.e., you hold your shares through our transfer agent, Computershare), you must bring either a copy of the proxy card you received as part of your proxy materials, a copy of your Computershare account statement indicating your ownership of our common stock as of the record date, or the Notice of Availability, if you received one.

If you hold your shares in street name (i.e., through a bank, broker, trustee or other nominee), you must bring either the voting instruction card you received from your bank, broker, trustee or other nominee as part of your proxy materials, a copy of your brokerage statement indicating your ownership of our common stock as of the record date, or the Notice of Availability, if you received one.

If you are not a stockholder, but are attending the meeting as proxy for a stockholder, you must bring a valid legal proxy. If you attend as a proxy for a record holder, you must present a valid legal proxy from the record holder to you. If you attend as a proxy for a street name holder, you must present a valid legal proxy from the record holder (i.e., the bank, broker, trustee or other nominee) to the street name holder that is assignable, as well as a valid legal proxy from the street name holder to you. Stockholders may only appoint one proxy holder to attend the Annual Meeting on their behalf.

How Can I Vote at the Annual Meeting if I Attend in Person?

Beneficial Owners—If you are a beneficial owner of shares held in street name and wish to vote your shares in person at the Annual Meeting, you will need to ask your

64	Questions and Answers |

bank, broker, trustee or other nominee to furnish you with a legal proxy. You will need to bring proof of ownership as described above and the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy. If you do not have a legal proxy, you can still attend the Annual Meeting but you will not be able to vote your shares at the Annual Meeting. Accordingly, we encourage you to vote your shares in advance, even if you intend to attend the Annual Meeting. Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

Record Holders—If you are a record holder and wish to vote your shares in person at the Annual Meeting, you will need to bring proof of ownership as described above and a ballot will be provided to you at the Annual Meeting.

What Happens if I Do Not Provide Instructions as to How to Vote?

If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Where Can I Obtain the List of Stockholders Entitled to Vote?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices at 804 Carnegie Center, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive offices.

Who Pays the Cost of Solicitation of Proxies?

We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $27,500, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.

Who is the Company's Transfer Agent?

Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting NRG Energy, Inc. c/o Computershare, Computershare Investor Services, P.O. Box 505000, Louisville, Kentucky 40233-5000, or by telephone at 1-877-498-8861, or 1-781-575-2725 (outside the U.S. and Canada), or (800) 952-9245 (Hearing Impaired-TTY). Their website is: http://www.computershare.com. Certificates for transfer and address changes should be sent to: Computershare, P.O. Box 505000, Louisville, Kentucky 40233-5000.

Why Did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Availability to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Where Can I Find Directions to the Annual Meeting?

Directions to the Annual Meeting can be found on https://jwmarriotthotelhouston.com.

What is "Householding"?

We have adopted a procedure approved by the SEC called "householding." Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials and who would like to receive single copies at a shared address may contact Broadridge Financial

| Questions and Answers	65

Solutions, Inc. with this request by using the contact information provided above.

How Can I Request Additional Materials?

Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.

Whom Should I Call if I Have Questions About the Annual Meeting?

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway,
New York, New York 10018
Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (212) 929-0308
Email: proxy@mackenziepartners.com

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66	Questions and Answers |

Stockholder Proposals and Director Nominations for
the 2020 Annual Meeting of Stockholders

Stockholder Proposals for Inclusion in the Proxy Materials for the 2020 Annual Meeting of Stockholders

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2020 Annual Meeting of Stockholders (2020 Annual Meeting), our Corporate Secretary must receive the proposal no later than the close of business on November 14, 2019, the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with this year's Annual Meeting. If we change the date of the 2020 Annual Meeting by more than 30 days from the anniversary of this year's Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2020 Annual Meeting in order to be considered for inclusion in the proxy materials.

Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Director Nominees for Inclusion in the Proxy Materials for the 2020 Annual Meeting of Stockholders (Proxy Access)

Eligible stockholders who do not seek to use the advance notice provisions for nomination of directors in Article II, Section 11 of our Bylaws as described below, but who instead intend to nominate a person for election as director under the proxy access provision in our Bylaws for inclusion in our proxy materials for the 2020 Annual Meeting, must comply with the requirements set forth in Article II, Section 15 of our Bylaws and summarized below:

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Stockholder Eligibility to Submit Nominees:  A stockholder, or group of up to 20 stockholders, continuously owning at least 3% of our outstanding common stock for a period of at least three years prior to the date of the nomination may submit director nominations for inclusion in our proxy materials for the 2020 Annual Meeting.

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Number of Nominees:  An eligible stockholder or group of stockholders (as described above) may nominate directors constituting up to 20% of the Board.
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Deadline:  For the 2020 Annual Meeting, our Corporate Secretary must receive the nomination between October 15, 2019 and the close of business on November 14, 2019. If the 2020 Annual Meeting is held earlier than March 26, 2020 or later than May 25, 2020, the nomination must be received by the later of the close of business on (a) the date that is 150 days prior to such annual meeting or (b) the 10th day following the announcement of the date of such annual meeting.

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Nomination Information:  The nomination must contain the information required by Article II, Section 15 of the Bylaws, a copy of which is available upon request to our Corporate Secretary.

If the stockholder does not meet the applicable deadlines or comply with the requirements of Article II, Section 15 of our Bylaws, we may omit the nomination from our proxy materials for the 2020 Annual Meeting.

Stockholder Proposals and Business to be Brought Before the 2020 Annual Meeting of Stockholders (Without Being Included in the Proxy Materials)

Stockholders intending to present a proposal or nominate a director for election at the 2020 Annual Meeting without having the proposal or nomination included in our proxy materials must comply with the requirements set forth in our Bylaws and summarized below.

Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year's Annual Meeting, unless the 2020 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2020 Annual Meeting, our Corporate Secretary must receive the proposal or nomination between December 27, 2019 and the close of business on January 26, 2020. If the 2020 Annual Meeting is held earlier than March 26, 2020 or later than July 4, 2020, the proposal or nomination should be received no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2020 Annual Meeting or (b) the 10th day following the day on which the date of the 2020 Annual Meeting is first publicly announced by the Company.

The proposal or nomination must contain the information required by Article II, Section 11 of the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines

| Stockholder Proposals and Director Nominations for the 2020 Annual Meeting of Stockholders	67

or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

Stockholder Recommendations for Director Candidates

The Governance and Nominating Committee will also consider nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee's consideration may do so by writing to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540 and by following the requirements to submit nominees discussed under "Stockholder Proposals and Business to be Brought Before the 2020 Annual Meeting of Stockholders (Without Being Included in the Proxy Materials)."

68	Stockholder Proposals and Director Nominations for the 2020 Annual Meeting of Stockholders |

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, on April 24, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. NRG ENERGY, INC. C/O OFFICE OF GENERAL COUNSEL 804 CARNEGIE CENTER PRINCETON, NJ 08540-6213 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on April 24, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E59353-P17131 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NRG ENERGY, INC. The Board of Directors recommends a vote FOR the nominees listed under Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. E. Spencer Abraham For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2019. ! ! For ! ! Against ! ! Abstain 1b. Matthew Carter, Jr. 3. 1c. Lawrence S. Coben 1d. Heather Cox The Board of Directors recommends you vote AGAINST Proposal 4: ! ! ! 4. To vote on a stockholder proposal regarding disclosure of political expenditures, if properly presented at the meeting. 1e. Terry G. Dallas 1f. Mauricio Gutierrez NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1g. William E. Hantke 1h. Paul W. Hobby 1i. Anne C. Schaumburg 1j. Thomas H. Weidemeyer Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Letter to Stockholders, Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  E59354-P17131 Proxy — NRG Energy, Inc. ANNUAL MEETING OF STOCKHOLDERS April 25, 2019 9:00 A.M. CT JW Marriott Downtown 806 Main Street, Houston, Texas 77002 This Proxy/Voting Instruction Card is Solicited on Behalf of the Board of Directors for the 2019 Annual Meeting of Stockholders. The undersigned hereby constitutes and appoints Mauricio Gutierrez and Christine A. Zoino, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of common stock, $0.01 par value, of NRG Energy, Inc. (the "Company"), that the undersigned would be entitled to vote if personally present at the 2019 Annual Meeting of Stockholders of the Company to be held on April 25, 2019, at 9:00 a.m. (Central Time) at the JW Marriott Downtown, 806 Main Street, Houston, Texas 77002, and at any and all adjournments or postponements thereof (the "Meeting"), as herein specified and in such proxyholders' discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on the card become(s) unable to serve as director(s). By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned. THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND "AGAINST" PROPOSAL 4. PLEASE MARK DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. (Continued and to be signed on reverse side)